EXHIBIT 10.2

OFFICE LEASE

Between

WELLS REIT - CHICAGO CENTER OWNER, LLC,

a Delaware limited liability company,

and

FEDERAL HOME LOAN BANK OF CHICAGO

TABLE OF CONTENTS

Page No.

ARTICLE 1 Premises and Term *

ARTICLE 2 Base Rent *

ARTICLE 3 Additional Rent *

ARTICLE 4 Use and Rules *

ARTICLE 5 Services and Utilities *

ARTICLE 6 Alterations and Liens *

ARTICLE 7 Repairs *

ARTICLE 8 Casualty Damage *

ARTICLE 9 Insurance, Subrogation, and Waiver of Claims *

ARTICLE 10 Condemnation *

ARTICLE 11 Return of Possession *

ARTICLE 12 Holding Over *

ARTICLE 13 No Waiver *

ARTICLE 14 Attorneys' Fees and Jury Trial *

ARTICLE 15 Personal Property Taxes, Rent Taxes and Other Taxes *

ARTICLE 16 Subordination, Attornment and Mortgagee Protection *

ARTICLE 17 Estoppel Certificate *

ARTICLE 18 Assignment and Subletting *

ARTICLE 19 Rights Reserved By Landlord *

ARTICLE 20 Landlord's Remedies *

ARTICLE 21 Landlord's Right to Cure *

ARTICLE 22 Conveyance by Landlord and Liability *

ARTICLE 23 Indemnification *

ARTICLE 24 Safety and Security Devices, Services and Programs *

ARTICLE 25 Communications and Computer Lines *

ARTICLE 26 Hazardous Materials *

ARTICLE 27 Offer *

ARTICLE 28 Notices *

ARTICLE 29 Real Estate Brokers *

ARTICLE 30 Security Deposit *

ARTICLE 31 Exculpatory Provisions *

ARTICLE 32 Conditions; Lender Approval and Sublease *

ARTICLE 33 Miscellaneous *

ARTICLE 34 Entire Agreement *

ARTICLE 35 Contraction Option *

ARTICLE 36 Termination Option *

ARTICLE 37 Bus Service *

RIDER ONE RULES

EXHIBIT A FLOOR PLANS SHOWING PREMISES

EXHIBIT B WORKLETTER AGREEMENT

EXHIBIT C PROHIBITED USES

EXHIBIT D RENEWAL OPTION

EXHIBIT E COMMENCEMENT DATE CONFIRMATION

EXHIBIT F JANITORIAL SPECIFICATIONS

EXHIBIT G CURRENT HOLDER'S FORM OF SNDA

EXHIBIT H FORM OF CONSENT TO SUB-SUBLEASE

EXHIBIT I CONTRACTION SPACE LOCATION OPTIONS

OFFICE LEASE

THIS LEASE made as of the 9th day of January, 2009, between WELLS REIT - CHICAGO CENTER OWNER, LLC, a Delaware limited liability company ("Landlord") FEDERAL HOME LOAN BANK OF CHICAGO, a corporation organized under the laws of the United States of America ("Tenant").

WITNESSETH:

  Premises and Term

      Premises, Building and Property. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain space known as Suites 1700 & 1800 containing approximately 63,402 rentable square feet ("Premises") shown on Exhibit A attached hereto, on the seventeenth and eighteenth floors of the building ("Building") commonly known as Aon Center, 200 East Randolph Drive, Chicago, Illinois, subject to the terms of this Lease. The term "Property" shall mean the Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalks, parking garages, and any and all other structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, equipment, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection therewith owned or leased by Landlord. Subject to Landlord's rules and regulations, Tenant shall have the right to use the common and public areas of the Property in common with Landlord, other Building tenants and their invitees. Possession of areas necessary for utilities, services, safety and operation of the Property, including the Systems and Equipment, fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Building there above, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant's use of the Premises (i.e. in space other than finished space with the Premises, such as within the space between the finished ceiling of the Premises and the slab of the floor above, in the walls, or in utility closets) are hereby excepted and reserved by Landlord, and not demised to Tenant. "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment for the Property. Landlord's use and maintenance of the Systems and Equipment shall: (i) not reduce the square footage of the Premises, (ii) not unreasonably interfere with Tenant's use and enjoyment of the Premises, and (iii) be made at Landlord's expense (without limiting Landlord's right to include such expenses in "Operating Expenses" under Article 3 below). Landlord shall give Tenant reasonable prior notice before entering the Premises to repair and maintain Systems and Equipment and, if Landlord damages any portion of the Premises or any furniture or equipment contained therein in the course of such repair and maintenance, Landlord shall promptly repair damage caused by Landlord at Landlord's expense.

      Commencement Date: The "Commencement Date" shall be December 11, 2013. The "Term" of this Lease shall be approximately eleven (11) years, commencing on the Commencement Date and ending at 11:59 p.m. local time on December 31, 2024 ("Expiration Date"), subject to adjustment and earlier termination as provided herein. Landlord and Tenant agree that for purposes of this Lease the rentable area of the Premises is approximately sixty three thousand four hundred two (63,402) rentable square feet. Tenant intends to occupy the Premises prior to the Commencement Date as a sub-subtenant of Aon Corporation ("Aon") pursuant to a sub sublease between Aon and Tenant dated on or about the date of this Lease (the "Sub Sublease"). Landlord currently leases the Premises and other space in the Building to BP Corporation North America, Inc. ("BP") pursuant to a lease between Landlord and BP dated December 11, 1998, as amended (the "BP Lease"). BP subleases the Premises and other space to Aon pursuant to a sublease between BP and Aon dated July 30, 1999, as amended (the "Aon Sublease"). If this Lease is in full force and effect, Tenant is not in Default hereunder and, due to no fault of Tenant, the Sub Sublease or Tenant's right to occupy the Premises prior to the Commencement Date is terminated because of the termination of the BP Lease or BP's right to possession of the Premises (which, if the Aon Sublease is not sooner terminated, also causes the concurrent termination of the Aon Sublease), then the Term of this Lease shall begin on the effective date of termination of such superior tenancies (which date shall be the "Commencement Date" hereunder) and Tenant shall pay Landlord Base Rent each month from such date until December 10, 2013 in the amount then payable by Tenant to Aon under the Sub Sublease. The acceleration of the Commencement Date pursuant to the terms of the preceding sentence shall not affect the Expiration Date which shall remain as December 31, 2024. Furthermore, in the event the Sub Sublease and this Lease are in full force and effect, Tenant is not in default under the Sub-Sublease or under this Lease beyond any applicable notice and cure periods, the BP Lease is in full force and effect and BP is not in default thereunder beyond applicable notice and cure periods and, due to no fault of Tenant, the Aon Sublease is terminated prior to the Commencement Date, then Landlord agrees to exercise its right under the BP Lease to enter into a new sublease of the Premises in place of the Aon Sublease, in which event (1) Tenant shall attorn to Landlord as sublandlord under such new sublease and perform all of Tenant's obligations under the Sub Sublease directly to Landlord as if Landlord were the sub-sublandlord under the Sub Sublease and (2) Landlord shall agree to recognize the estate of Tenant under the Sub Sublease and not disturb Tenant's tenancy under the Sub Sublease for so long as Tenant, as sub subtenant, pays and performs its obligations thereunder and the BP Lease remains in full force and effect. Landlord agrees to promptly notify Tenant in the event of any material default of which Landlord is aware under the BP Lease or the Aon Sublease. Conversely, Tenant agrees to promptly notify Landlord in the event of any material default of which Tenant is aware under the BP Lease or the Aon Sublease. In the event Landlord becomes Tenant's sub-sublessor after the termination of the Aon Sublease, Landlord shall not: (i) be liable for, or required to cure, any default by Aon under the Aon Sublease and/or the Sub-Sublease that precedes the date on which Landlord becomes Tenant's sub-sublessor, provided that the foregoing shall not be deemed to excuse Landlord from obligations or defaults of the sub-sublessor under the Sub-Sublease of a continuing nature, so long as Tenant gives Landlord prompt written notice thereof and a reasonable opportunity to perform such obligation or cure such default; (ii) be responsible to pay any tenant improvement allowance, moving allowance or any other tenant inducement in connection with the Sub-Sublease; (iii) be subject to any offsets or defenses that Tenant then has against the sub-sublessor under the Sub Sublease; (iv) be bound by any rent that Tenant paid more than thirty (30) days in advance of the due date thereof under the terms of the Sub-Sublease, unless and to the extent the same is delivered to Landlord; or (v) be responsible for the return or repayment of any security or other deposits made by Tenant, as sub-subtenant, to Aon, unless and to the extent the same is delivered to Landlord.

      Term Commencement. At Landlord's request, after the Commencement Date, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming (x) the Commencement Date and the expiration date of the initial Term, (y) that Tenant has accepted the Premises, and (z) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease.

      Required Tenant Deliveries. Landlord shall have received each and every one of the following as conditions to the effectiveness of this Lease: (i) this Lease fully executed by Tenant; (ii) executed copies of policies of insurance or certificates thereof as required under Article 11 of this Lease; (iii) a copy of the executed Sub-Sublease with Aon Corporation together with BP's consent thereto; and (iv) Landlord's form of Consent to the Sub-Sublease in the form attached hereto as Exhibit H, executed by Aon and Tenant. Failure to timely deliver any of the foregoing shall not defer the Commencement Date or impair Tenant's obligation to pay Rent.

      Acceptance. Tenant has inspected the Premises, Property, Systems and Equipment and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements and no representations respecting the condition of the Premises or the Property have been made to Tenant by or on behalf of Landlord, except as expressly provided herein or in the Workletter

  Base Rent

  Tenant shall pay Landlord Base Rent ("Base Rent") of:

  Annual Monthly

  Time Period Amount Amount

  12/11/13 - 12/31/14 $1,220,488.50 $101,707.38
  1/1/15 - 12/31/15 $1,257,103.16 $104,758.60
  1/1/16 - 12/31/16 $1,294,816.25 $107,901.35
  1/1/17 - 12/31/17 $1,333,660.74 $111,138.39
  1/1/18 - 12/31/18 $1,373,670.56 $114,472.55
  1/1/19 - 12/31/19 $1,414,880.68 $117,906.72
  1/1/20 - 12/31/20 $1,457,327.10 $121,443.93
  1/1/21 - 12/31/21 $1,501,046.91 $125,087.24
  1/1/22 - 12/31/22 $1,546,078.32 $128,839.86
  1/1/23 - 12/31/23 $1,592,460.67 $132,705.05
  1/1/24 - 12/31/24 $1,640,234.49 $136,686.21

  in advance on or before the first day of each calendar month during the Term. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Base Rent for such month shall be prorated on the basis of the number of days in that month. Rent shall be paid without any prior demand or notice therefor and without any deduction, set-off or counterclaim, or relief from any valuation or appraisement laws. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant. As used herein, the term "Lease Month" shall mean each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Base Rent rate applicable for such partial month) and the term "Lease Year" shall mean each consecutive period of twelve (12) Lease Months.

  Additional Rent

      Taxes. Tenant shall pay Landlord Tenant's Prorata Share of Taxes. "Taxes" shall mean all federal, state, county, or local taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including without limitation, real estate taxes, general and special assessments, transit taxes, water and sewer rents, rent taxes, sales taxes, gross receipts taxes, and personal property taxes imposed upon Landlord) payable by Landlord in any calendar year during the Term with respect to the Property. However, "Taxes" shall not include: Landlord's income taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, and estate taxes; provided that if an income or excise tax is levied by any governmental entity in lieu of or as a substitute for ad valorem real estate taxes (in whole or in part), then any such tax or excise shall constitute and be included within the term "Taxes." Taxes shall include the reasonable, actual out-of-pocket costs incurred by Landlord in retaining consultants to attempt to lower taxes and all reasonable out-of-pocket costs incurred by Landlord in disputing any taxes or in seeking to lower the tax valuation of the Property. Tenant waives all rights to protest or appeal the appraised value of the Premises and the Property. If Taxes for any period during the Term or any extension thereof, shall be increased after payment thereof by Landlord for any reason, Tenant shall pay Landlord upon demand Tenant's Prorata Share of such increased Taxes. Notwithstanding the foregoing, if any Taxes shall be paid based on assessments or bills by a governmental or municipal authority using a fiscal year other than a calendar year, Landlord may elect to average the assessments or bills for the subject calendar year, based on the number of months of such calendar year included in each such assessment or bill. "Tenant's Prorata Share" of Taxes shall be 2.46%, being the rentable square footage of the Premises divided by the rentable square footage of the Building (2,579,464) and Tenant's Prorata Share of Operating Expenses shall be 2.54%, being the rentable square footage of the Premises divided by the rentable square footage of the office portion of the Property (2,496,205). Landlord represents and warrants to Tenant that the "rentable square footage of the Premises" and the "rentable square footage of the Building" have each been determined under this Lease in accordance with the American National Standards Institute ("ANSI")/Building Owners and Managers Association International ("BOMA") Form Z65.1-1996. Landlord may remeasure the Building from time to time and, upon written notice to Tenant Landlord's new measurements shall be binding hereunder provided Landlord measures according to the 1996 ANSI/BOMA standard or a more current ANSI/BOMA standard and further provided any such remeasurement shall not result in an increase or decrease in Base Rent as set forth in this Lease for the balance of the Term. Notwithstanding the foregoing, if the Property or any development of which it is a part, shall contain non-office uses, Landlord shall have the right (but not the obligation) to determine in accordance with sound accounting and management principles, Tenant's Prorata Share of Taxes and Operating Expenses for only the office portion of the Property or of such development, in which event, Tenant's Prorata Share shall be based on the ratio of the rentable area of the Premises to the rentable area of such office portion.

      Operating Expenses. Tenant shall pay Landlord Tenant's Prorata Share of Operating Expenses. "Operating Expenses" shall mean all actual expenses of every kind (other than Taxes) which are paid, incurred or accrued for, by or on behalf of Landlord during any calendar year any portion of which occurs during the Term, in connection with the management, repair, maintenance, restoration and operation of the Property, and the provision of transportation to or from the Property, including without limitation, any amounts actually paid for: (a) utilities for the Property, including but not limited to electricity, power, gas, steam, chilled water, oil or other fuel, water, sewer, lighting, heating, air conditioning and ventilating, (b) permits, licenses and certificates necessary to operate, manage and lease the Property or for the operation of any transportation to or from the Property, (c) insurance applicable to the Property, or applicable to the provision of any transportation to or from the Property, but not limited to the amount of coverage Landlord is required to provide under this Lease, (d) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Property or the provision of transportation to or from the Property, (e) accounting, legal, inspection, consulting, concierge, transportation (including, but not limited to, shuttle bus service) and other services, (f) any equipment rental of any kind including bus or other transportation rental (or installment equipment purchase or equipment financing agreements), (g) management fees of not more than three percent (3%) of the gross revenues of the Building (for purposes of this clause (g) expressly including revenues from parking), amounts payable under management agreements, and the fair rental value of any office space actually used for a management office, (h) wages, salaries and other compensation and benefits (including the fair value of any parking privileges provided) for all persons up to and including the level of Building General Manager engaged in the operation, maintenance or security of, or transportation to or from, the Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits, (i) payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any planned development, and (j) operation, repair, and maintenance of all Systems and Equipment and components thereof (including replacement of components), janitorial service, alarm and security service, window cleaning, trash removal, elevator maintenance, cleaning of walks, parking facilities and Property walls, removal of ice and snow, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of shrubs, trees, grass, sod and other landscaped items, irrigation systems, drainage facilities, fences, curbs, and walkways, re-paving and re-striping parking facilities, and roof repairs. Notwithstanding the foregoing, Operating Expenses shall not include:

        repairs or other work occasioned by the exercise of right of eminent domain;

        leasing commissions, attorney's fees, costs and disbursements and other expenses, all of which are incurred in connection with negotiation or disputes with tenants, other occupants or prospective tenants;

        taxes, franchise, income or other taxes measured or determined based upon Landlord's income (other than gross receipts taxes);

        costs associated with cure or correction of latent defects or the correction or abatement of environmental hazards or conditions, provided that Operating Expenses may include the reasonable costs of monitoring, containment, and abatement (but not costs of removal) of hazardous materials including, without limitation, compliance with any asbestos O&M plan;

        renovating or otherwise improving decorating, painting or redecorating leased space for other tenants or other occupants or vacant tenant space, other then ordinary maintenance provided to all tenants, except in common areas;

        Landlord's costs of electricity and other services sold separately to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge over and above the base rent and operating expenses or other rental adjustments payable under the lease with such tenant, and domestic water sub-metered and separately billed to tenants;

        depreciation and, except as provided in clause (xvi) below, amortization;

        expense in connection with services or other benefits of a type which tenant is not entitled to receive under this Lease but which either are provided to another tenant or occupant, or are provided to some other third party;

        late payment fees and interest on overdue amounts;

        other than with respect to management fees and amounts payable to Landlord, affiliates of Landlord, and their employees with respect to Property management (which is governed by the limitations set forth in 3(B) above and (xi) below), overhead and profit paid to subsidiaries or affiliates of Landlord for services on or to the Property, to the extent only that the costs of such services exceed competitive costs, or such services where they are not so rendered by a subsidiary or affiliate;

        salaries of employees above the level of building general manager or superintendent;

        Interest on debt or amortization payments on any mortgage or mortgages and rent under any ground or underlying lease;

        any particular item or service for which Tenant otherwise reimburses Landlord or direct payment over and above Base Rent and Additional Rent;

        advertising and promotional expenditures;

        any expense for which Landlord is compensated through proceeds of insurance or agreements of indemnity or surety bonds or guaranties;

        capital expenditures, except those: (a) made to comply with Laws not in effect on the Commencement Date and (b) made primarily to reduce Operating Expenses, (but only to the extent of actual reduction in Operating Expenses achieved thereby), such permitted capital expenditures (together with reasonable financing charges) shall be amortized for purposes of this Lease over their useful lives as determined in accordance with GAAP. Replacement of carpet and wall coverings in multi tenant corridors shall not be considered a capital expenditure;

        Any fines or penalties incurred due to actual or alleged violation by Landlord of any governmental rule or authority cost of legal, accounting and other professional services incurred by Landlord in the negotiation of leases, in connection with tenant disputes, and in connection with eviction proceedings;

        cost, rental costs or costs of repair with respect to any art work, paintings, sculptures, tapestries, antiques or other objects of art or other furnishings of an unusual nature or extraordinary value;

        Landlord's general overhead except as it relates to the Building;

        the cost of any repair or other work necessitated or occasioned by fire, flood, windstorm, earthquake, or other insured casualty, including insurance deductibles, to the extent actually insured;

        any compensation paid to, and benefits provided to, clerks, attendants, or other persons in commercial concessions operated by Landlord that are not available as a Building amenity to tenants generally; and

        Except as provided in 3(B)(g) above, expenses of operating, repairing, and managing the Building's parking garage.

      With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, Operating Expenses which vary with occupancy for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.

      Manner of Payment. Taxes and Operating Expenses shall be paid in the following manner:

        Landlord shall reasonably estimate in advance the amounts Tenant shall owe for Taxes and Operating Expenses for any full or partial calendar year of the Term. In such event, Tenant shall pay such estimated amounts, on a monthly basis in installments equal to one-twelfth of the annual estimate, on or before the first day of each calendar month, together with Tenant's payment of Base Rent. Such estimate may be reasonably adjusted by Landlord up to two (2) times per Lease Year, which adjustment(s) shall be communicated to Tenant in a written notice including a reasonably detailed explanation of the necessity of such adjustment.

        Within one hundred and twenty (120) days after the end of each calendar year, Landlord shall provide a reasonably detailed statement (the "Statement") to Tenant showing: (a) the amount of actual Taxes and Operating Expenses for such calendar year, with a listing of amounts for major categories of Operating Expenses, (b) any amount paid by Tenant towards Taxes and Operating Expenses during such calendar year on an estimated basis, and (c) any revised estimate of Tenant's obligations for Taxes and Operating Expenses for the current calendar year.

        If the Statement shows that Tenant's estimated payments were less than Tenant's actual obligations for Taxes and Operating Expenses for such year, Tenant shall pay the difference. If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates, for the period from January 1 of the current calendar year through the month in which the Statement is sent. Tenant shall make such payments within thirty (30) days after Landlord sends the Statement.

        If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations for Taxes and Operating Expenses, Tenant shall receive a credit for the difference against payments of Rent next due. If the Term shall have expired and no further Rent shall be due, Tenant shall receive a refund of such difference, within thirty (30) days after Landlord sends the Statement.

        So long as Tenant's obligations hereunder are not materially adversely affected thereby, Landlord reserves the right to reasonably change, from time to time, the manner or timing of the foregoing payments. In lieu of providing one Statement covering Taxes and Operating Expenses, Landlord may provide separate statements, at the same or different times. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes or Operating Expenses, but Landlord shall have no right to deliver, adjust, modify or amend a Statement more than fourteen (14) months after the end of the applicable calendar year.

      Proration. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay estimated and actual amounts towards Taxes and Operating Expenses for such first or final calendar years shall be prorated to reflect the portion of such years included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Taxes and Operating Expenses, for such calendar years, by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be three hundred and sixty-five (365).

      Landlord's Records. Landlord shall maintain records respecting Taxes and Operating Expenses and determine the same in accordance with sound accounting and management practices, consistently applied. Taxes are currently calculated on a cash basis and Operating Expenses on an accrual basis. Landlord reserves the right to change between a cash and accrual system of accounting and, in such event, Landlord shall make reasonable and appropriate accrual adjustments to ensure that each calendar year includes substantially the same recurring items. Tenant or its representative shall have the right to examine such records upon at least five (5) business days prior written notice delivered within ninety (90) days after Tenant's receipt of the applicable Statement specifying the records Tenant desires to examine, during normal business hours at the place or places where such records are normally kept in Chicago, Illinois. Tenant may take exception to matters included in Taxes or Operating Expenses, or Landlord's computation of Tenant's Prorata Share of either, by sending notice specifying such exception and the reasons therefor to Landlord no later than one hundred twenty (120) days following the furnishing of the Statement. Such Statement shall be considered final, except as to matters to which exception is taken after examination of Landlord's records in the foregoing manner and within the foregoing one hundred twenty (120) day period. If Tenant timely takes exception to any matter contained in the Statement as provided herein, Landlord, subject to the provisions of the remainder of this Section (E), shall, within thirty (30) days thereafter, refer the matter to an independent certified public accountant ("CPA") from a mid-sized or larger public accounting firm familiar with the accounting practices of owners of Class A office buildings in the central business district of Chicago, Illinois, subject to Tenant's reasonable approval, whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Landlord shall allow Tenant a credit against Rent next due for the amount of any overpayment and Tenant shall promptly pay Landlord the amount of any underpayment and, unless such CPA's certification determines that Tenant was overbilled by more than five percent (5%), Tenant shall promptly pay the cost of such CPA. The CPA's compensation shall not be determined or paid on a contingency, percentage, bonus or similar basis. If Landlord has already retained, in response to another tenant's exceptions, a CPA to certify one or more of the matters to which Tenant has taken exception, then, upon Landlord's receipt of such CPA's certification, Landlord shall provide a copy of the relevant portions thereof to Tenant and, based upon such certification, Landlord shall recalculate, to the extent applicable and for the period of time in question, the amount of those particular matters included in Tenant's Share of Taxes or Operating Expenses to which Tenant took exception. Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Tenant's Prorata Share of Taxes and Operating Expenses in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved. Tenant shall keep confidential (and Tenant shall cause Tenant's auditors to keep confidential ) matters discovered in Tenant's examination of Operating Expenses, except to the extent required by subpoena or law and except to the extent necessary to enforce Tenant's rights under this Lease.

      Rent and Other Charges. "Additional Rent" means Tenant's Prorata Share of Taxes and Tenant's Prorata Share of Operating Expenses. Base Rent, Additional Rent and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease are sometimes herein referred to collectively as "Rent," and all remedies applicable to the non-payment of Rent shall be applicable thereto. Rent shall be paid at any office maintained by Landlord or its agent at the Property or at such other place as Landlord may designate.

  Use and Rules

  Tenant shall use the Premises for general office use and uses ancillary thereto, including, without limitation, training, and for no other purpose whatsoever, in compliance with all applicable Laws and all covenants, conditions and restrictions of record applicable to Tenant's use or occupancy of the Premises, and without unreasonably disturbing or interfering with any other tenant or occupant of the Property. The preceding sentence shall not be construed to require Tenant (a) to comply with Laws or covenants, conditions and restrictions of record which are Landlord's responsibility under this Lease, such as a Law or a recorded document that would require a capital expenditure to be made with respect to the Building's roof, or (b) to comply with covenants, conditions or restrictions of record that are applicable to Landlord and to the entire Building and relating to office use generally, as opposed to Tenant's particular use of the Premises or any alterations made to the Premises by Tenant, or (c) to pay Landlord for any capital expenditure made by Landlord other than as permitted by Section 3(B)(xvi) above and/or this Article 4. Furthermore, in the event a Law which first comes into effect on or after the Commencement Date (a "New Law") mandates that alterations be made to the Premises (a "Required Alteration"), (i) if such New Law is applicable to the Premises because of Tenant's particular use of the Premises or because of any alterations or improvements made to the Premises by Tenant, but is not a Law applicable to office space generally, then Tenant shall be obligated to perform such Required Alteration at Tenant's sole cost and expense and in compliance with the other provisions of this Lease (including without limitation Article 6), and (ii) if such New Law is applicable to office space generally, then Tenant shall be obligated to perform such Required Alteration in compliance with the other provisions of this Lease (including without limitation Article 6) and (x) the entire cost of such Required Alteration (the "Required Alteration Cost") shall be borne by Tenant if the Required Alteration is not capital in nature, and (y) if the Required Alteration is capital in nature, the Required Alteration Cost shall be shared by Tenant and Landlord, with Tenant paying Tenant's Share (hereinafter defined) and Landlord paying Landlord's Share (hereinafter defined). "Tenant's Share" for purposes of this provision shall be calculated as the product of the applicable Required Alteration Cost multiplied by a fraction, the numerator of which is the remainder of the Term and the denominator of which is the useful life of the applicable Required Alteration. "Landlord's Share" for purposes of this provision shall be the balance of the Required Alteration Cost. Landlord shall pay to Tenant Landlord's Share promptly after receipt of reasonable evidence of the applicable Required Alteration Cost, that Tenant has paid the full Required Alteration Cost and obtained final lien waivers, and that the applicable Required Alteration has been completed. Tenant shall not use the Premises in any manner so as to cause a cancellation of Landlord's insurance policies or an increase in the premiums thereunder, Landlord hereby representing to Tenant that use of the Premises as permitted above in this Article 4 will not cause a cancellation of such insurance policies or an increase in the premiums thereunder. Tenant shall comply with, and shall cause its permitted subtenants, permitted assignees, invitees, employees, contractors and agents to comply with, all rules set forth in Rider One attached hereto (the "Rules"). Landlord shall have the right to reasonably amend such Rules and supplement the same with other reasonable Rules (not expressly inconsistent with this Lease) relating to the Property, or the promotion of safety, care, cleanliness or good order therein, and all such amendments or new Rules shall be binding upon Tenant after five (5) business days notice thereof to Tenant. All Rules shall be applied on a non-discriminatory basis, but nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of such Rules by any other tenant, occupant, or visitor of the Property, or out of the enforcement or waiver of the Rules by Landlord in any particular instance. In no event shall the Rules, as amended, materially increase Tenant's obligations or materially decrease Tenant's rights hereunder. In the event of any inconsistency between the Rules, as amended, and the terms of this Lease, the terms of this Lease shall control. Notwithstanding anything to the contrary contained in this Lease, the Premises may not be used for any of the purposes listed on Exhibit C.

  Subject to Force Majeure and Landlord's reserved rights under this Lease, Tenant shall have access to the Premises and the Building's parking facilities 24 hours a day, 7 days a week, 365 days a year.

  Services and Utilities

  Landlord shall provide the following services and utilities (the cost of which shall be included in Operating Expenses unless otherwise stated herein):

      Electricity to the Premises shall not be furnished by Landlord, but shall be furnished, at Tenant's cost, by Landlord's selected electric utility supplier. Landlord shall permit Tenant to receive such electrical service for standard office lighting fixtures, equipment and accessories through Landlord's wires and conduits, to the extent available and based on the safe and lawful capacity of the existing electrical circuit(s) and facilities serving the Premises, provided: (1) the connected electrical load of all of the same does not exceed an average of seven (7) watts demand load per square foot of the Premises (Landlord hereby covenanting to Tenant that electric capacity of at least seven (7) watts demand load per square foot of the Premises is available) and (2) the safe and lawful capacity of the existing electrical circuit(s) serving the Premises is not exceeded. Tenant shall be responsible for the payment of the cost of all modifications to the existing electrical circuit(s) and facilities serving the Premises and, in accordance with Section 5(J) below, the cost of all electricity furnished to the Premises, including electricity used during the performance of janitor service, the making of alterations or repairs in the Premises, or the operation of any special air conditioning systems which may be required for data processing or computer equipment or other special equipment or machinery installed by Tenant. Subject to Section 5(K) below, Landlord's reserved rights under Article 19, and Force Majeure, electricity shall be available to the Premises as stated herein twenty four hours per day, seven days a week.

      Heat and air-conditioning at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Building from 8:00 a.m. until 6:00 p.m. Monday through Friday and 8:00 a.m. until 1:00 p.m. on Saturday, except on Holidays. The Building's HVAC system is designed to provide an inside condition as follows:

        Not more than 75 degrees Fahrenheit (plus or minus 2 degrees) and 50% relative humidity when the outside temperature does not exceed 95 degrees Fahrenheit dry bulb and 75 degrees Fahrenheit wet bulb; and

        Not less than a minimum temperature of 72 degrees Fahrenheit (plus or minus 2 degrees) and 30-40% relative humidity when the outside temperature is not less than negative 10 (-10) degrees Fahrenheit dry bulb;

      provided that the occupancy of the Premises does not exceed one (1) person for each 100 rentable square feet and the total electrical load (including lighting and power) does not exceed six (6) watts (demand) per useable square foot. Ventilation will include .2 CFM/useable square foot outside air at all times. "Holidays" shall mean New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Veterans' Day, Thanksgiving Day, and Christmas Day. Landlord shall not be responsible for inadequate air-conditioning or ventilation to the extent the same occurs because Tenant's use of power exceeds six (6) watts per square foot without providing adequate air-conditioning and ventilation therefor or if the number of individuals in the Premises exceeds one (1) individual per one hundred fifty (150) rentable square feet.

      Water for drinking, lavatory and toilet purposes. Subject to Section 5(K) below, Landlord's reserved rights under Article 19, and Force Majeure, water shall be available to the Premises as stated herein twenty four hours per day, seven days a week.

      Office cleaning and trash removal service Monday through Friday in and about the Premises in accordance with the janitorial specifications attached hereto as Exhibit F.

      Operatorless passenger elevator service and freight elevator service (subject to scheduling by Landlord) in common with Landlord and other tenants and their contractors, agents and visitors. Provided that elevator service is still available, Landlord reserves the right to reduce the number of operating elevators from time to time for maintenance and, during non-business hours, for energy conservation. Subject to Section 5(K) below, Landlord's reserved rights under Article 19, and Force Majeure, elevator service shall be available to the Premises as stated herein twenty four hours per day, seven days a week. Landlord charges union overtime fees for after hours freight elevator usage, which fee may be subject to a minimum charge.

      Window washing of the inside and outside of those windows in the Building's perimeter walls which are situated in the Premises at intervals to be reasonably determined by Landlord, but in no event less than one (1) time per calendar year with respect to the inside of said windows and no less than two (2) times per calendar year with respect to the outside of said windows.

      Use of the Building's loading docks (subject to scheduling by Landlord) in common with Landlord and other tenants and their contractors, agents and visitors. Landlord charges union overtime fees for after hours loading dock usage, which fee may be subject to a minimum charge. Landlord may also charge a fee for usage or storage of a dumpster in or about the loading dock area.

      Maintenance of the common areas of the Property in good order, repair and in a first class manner consistent with other Class A commercial office buildings located in the central business district of Chicago, Illinois of similar size and reputation to the Building.

      If reasonable and feasible, Landlord shall seek to provide extra utilities or services requested by Tenant provided the request does not involve modifications or additions to existing Systems and Equipment. Notwithstanding the foregoing, Landlord shall make after hours HVAC available to Tenant upon Tenant's request, provided such request is made no later than one business day prior to the need for such after hours usage. Without limitation, if available Landlord shall make up to 20 tons per floor of chilled water available to a point on each floor of the Building for Tenant's supplemental chilled water cooling needs. If Tenant so requests after hours HVAC, Tenant shall pay Landlord's standard rates therefor based on Tenant's usage or other reasonable method of cost allocation determined by Landlord. If Tenant uses such supplemental chilled water, Tenant shall pay Landlord's standard rates for such chilled water based on Tenant's usage or other reasonable method of cost allocation determined by Landlord. Tenant shall have the right to install supplemental HVAC for Tenant's telephone switch and Tenant's trading area provided Tenant does so in compliance with the requirements of this Lease including, without limitation, all of the requirements of Article 6 below. Subject to the foregoing, Tenant shall pay for extra utilities or services at rates set by Landlord in its reasonable discretion. Payment shall be due at the same time as Base Rent or, if billed separately, shall be due within thirty (30) days after billing. If Tenant repeatedly shall fail to make any payment for additional services, Landlord may, upon notice to Tenant and in addition to all other remedies available to Landlord, discontinue the additional services. Landlord may install and operate meters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Article (including a system for Landlord's engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall, unless Tenant ceases to use such excess services or utilities after receipt of written notice from Landlord, pay Landlord's reasonable charges for installing and operating such system and any supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment), and Landlord's reasonable charges for such amount of excess services or utilities used by Tenant. Landlord may impose a reasonable charge for any utilities and services, including, without limitation, air conditioning, electricity, and water, provided by Landlord by reason of: (i) any use of the Premises at any time other than the hours set forth above; (ii) any utilities or services beyond what Landlord agrees herein to furnish; or (iii) special electrical, cooling and ventilating needs created by Tenant's telephone equipment, computer, electronic date processing equipment, copying equipment and other such equipment or uses. The current after hours HVAC charges (which are subject to increase from time to time as and to the extent Landlord's cost in providing such service increases) are $115 per hour per floor for cooling and $91.50 per hour per floor for heating, plus a one time start up fee of $66.00.

      The Premises shall be separately metered for Tenant's electric usage for lights and outlets. It shall be Tenant's responsibility, at no cost to Landlord, to ensure that the Premises are separately metered before the Commencement Date. Electricity used by Tenant in the Premises shall be paid by Tenant by a separate charge billed by the applicable utility company and payable directly by Tenant. Electrical service to the Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Landlord shall have the exclusive right (i) to choose the company or companies to provide electrical service to the Property and the Premises, (ii) to aggregate the electrical service for the Property and the Premises with other buildings or properties, (iii) to purchase electrical service through an agent, broker or buyer's group, and (iv) to change the electrical service provider or manner of purchasing electrical service from time to time. In exercising Landlord's rights set forth in the immediately preceding sentence, Landlord agrees to act prudently and in good faith to ensure the uninterrupted supply of electric power to the Premises and the Building at a competitive price for Class A office buildings located in Chicago, Illinois' central business district.

      Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. If, however, Tenant is prevented from using fifty percent (50%) or more of the Premises because of the unavailability of electricity or any service to be provided by Landlord hereunder for a period of five (5) consecutive days following Landlord's receipt from Tenant of a written notice regarding such unavailability and such unavailability was not caused by or through Tenant or a governmental directive, then Tenant shall, as its exclusive remedy be entitled to a proportionate abatement of Rent for each consecutive day that Tenant is so prevented from using fifty percent (50%) or more of the Premises, such proportionate share to be determined by dividing the square footage of the Premises without service and not being used by Tenant as a result thereof by the square footage of the entire Premises. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages.

  Alterations and Liens

  Tenant shall not make any additions, changes, alterations or improvements ("Alterations") outside the Premises. Tenant shall not make any Alterations within the Premises ("Tenant Work") without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Landlord may impose reasonable requirements as a condition of such consent including without limitation the submission of plans and specifications for Landlord's prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed), obtaining necessary permits, obtaining insurance, prior approval of contractors, subcontractors and suppliers (which approval shall not be unreasonably withheld, conditioned, or delayed), prior receipt of copies of all contracts and subcontracts, contractor and subcontractor lien waivers, affidavits listing all contractors, subcontractors and suppliers, use of union labor (if Landlord uses union labor), affidavits from engineers reasonably acceptable to Landlord stating that the Tenant Work will not adversely affect the Systems and Equipment or the structure of the Property, and reasonable requirements as to the manner and times in which such Tenant Work shall be done. Landlord's approval of any proposed Alterations or plans and specifications therefor shall be deemed given unless Landlord delivers to Tenant written notice objecting to such Alterations or the plans and specifications therefor in reasonable detail within twenty (20) business days after Landlord's receipt of Tenant's request for approval thereof. In no event shall Tenant be required to obtain Landlord's approval to decorative alterations (e.g., painting and carpeting) to the Premises or other Alterations not requiring a building permit, provided the same will not adversely affect the Building's systems or structure. All Tenant Work shall be performed in a good and workmanlike manner and all materials used shall be of a quality comparable to or better than those in the Premises and Property and shall be in accordance with plans and specifications approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed). Landlord may require that Tenant Work performed by Tenant, which goes beyond cosmetic modifications to the Premises (such as paint and carpet), be performed under Landlord's supervision. If Landlord performs work, Landlord may charge its customary rates therefor. If Tenant performs work under Landlord's supervision, Tenant shall pay Landlord a fee of three percent (3%) of the cost of the Tenant's Work to cover Landlord's overhead in reviewing Tenant's plans and specifications and supervising the Tenant Work plus reimburse Landlord for all out of pocket costs reasonably incurred by Landlord in supervising the Tenant Work, such as fees for a third party engineer. Consent or supervision by Landlord shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, and Landlord hereby expressly disclaims any responsibility or liability for the same. Landlord shall under no circumstances have any obligation to repair, maintain or replace any portion of the Tenant Work. Tenant shall give Landlord notice at least five (5) days prior to the commencement of any Tenant Work which will be performed by a third party contractor.

  Tenant shall keep the Property and Premises free from any mechanic's, materialman's or similar liens or other such encumbrances in connection with any Tenant Work on or respecting the Premises not performed by or at the request of Landlord, and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including reasonable attorneys' fees) arising out of the same or in connection therewith. Tenant shall remove any such lien or encumbrance by bond, title insurance in favor of Landlord and Landlord's Holder, or otherwise within thirty (30) days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed additional Rent under this Lease payable within thirty (30) days after Landlord's written demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Property or Premises to any lien or encumbrance whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Property or Premises arising in connection with any Tenant Work on or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Premises and shall in all respects be subordinate to Landlord's title to the Property and Premises.

  Repairs

      Except for normal wear and tear, customary cleaning and trash removal provided by Landlord under Article 5, damage covered under Article 8, Landlord's obligations under Article 10, and Landlord's obligations under 7(B) below, Tenant shall keep the Premises in good condition, working order and repair (including without limitation, carpet, wall-covering, doors, plumbing and other fixtures exclusively serving the Premises, equipment, alterations and improvements whether installed by Landlord or Tenant). In the event that any repairs, maintenance or replacements are required, Tenant shall promptly arrange for the same either through (a) Landlord for such reasonable charges as Landlord may from time to time establish, or (b) contractors that Landlord generally uses at the Property, or (c) other contractors approved in writing in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. If Tenant does not promptly make such arrangements, Landlord may, but need not, make such repairs, maintenance and replacements on not less than ten (10) days prior written notice to Tenant and the reasonable costs paid or incurred by Landlord therefor (plus Landlord's customary mark up) shall be reimbursed by Tenant promptly after request by Landlord. Except to the extent caused by the negligence or willful misconduct of Landlord, Tenant shall indemnify Landlord and pay for any repairs, maintenance and replacements to areas of the Property outside the Premises, to the extent the need therefore is caused as a result of moving any furniture, fixtures, or other property to or from the Premises, or by Tenant or its employees, agents, contractors, or visitors (notwithstanding anything to the contrary contained in this Lease).

      Except as provided in Article 7(A) or for damage covered under Article 8, Landlord shall maintain, in compliance with Law, in good condition, working order and repair and in a first class manner, the Building structure, roof, floor slab, foundations, exterior windows, common areas of the Property, and the Systems and Equipment. Costs incurred by Landlord hereunder may be included in Operating Expenses to the extent permitted by Article 3 above. Landlord shall perform its obligations under this Section 7(B) in a diligent manner and shall make commercially reasonable efforts to not unreasonably interfere with Tenant's access to or use of the Premises during such repairs, provided that Landlord shall not be required to pay overtime.

  Casualty Damage

  Subject to Article 6 and the remainder of this Article 8, Landlord shall use available insurance proceeds (plus the amount of deductibles under the applicable insurance policies) to restore, as soon as reasonably possible, the Premises or any common areas of the Property that are damaged by fire or other casualty during the Term. Such restoration shall be to substantially the condition prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Holder, any other modifications to the common areas reasonably deemed desirable by Landlord (provided access to the Premises is not materially impaired), and except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures or equipment, or any Alterations, or improvements in excess of any work performed or paid for by Landlord under the terms, covenants and conditions of any separate agreement therefor signed by the parties hereto. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof. However, Landlord shall allow Tenant an abatement of Rent during the time and proportionate to the extent the Premises are inaccessible or are unfit for occupancy for the purposes permitted under this Lease and not occupied by Tenant as a result thereof. Notwithstanding the foregoing, Landlord may terminate this Lease by giving Tenant written notice of termination within sixty (60) days after the date of damage (such termination notice to include a termination date providing at least ninety (90) days for Tenant to vacate the Premises), if the Property shall be damaged by fire or other casualty such that: (a) repairs to the Premises and access thereto cannot reasonably be completed within two hundred seventy (270) days after the casualty without the payment of overtime or other premiums, (b) more than twenty-five percent (25%) of the Premises is affected by the damage and fewer than twenty-four (24) months remain in the Term, or any material damage occurs to the Premises during the last twelve (12) months of the Term, (c) any Holder shall require that the insurance proceeds or any portion thereof be used to retire the Mortgage debt, or the damage is not fully covered by Landlord's insurance policies or the insurance policies required to be carried by Landlord under this Lease (excluding the deductible), or (d) the cost of the repairs, alterations, restoration or improvement work would exceed twenty-five percent (25%) of the replacement value of the Property, or (e) the nature of such work would make termination of this Lease necessary or convenient and Landlord also terminates the leases of all other similarly situated tenants. Tenant may likewise terminate this Lease in the event that Landlord's repairs to the Premises and access thereto are not completed within two hundred seventy (270) days after the date of the casualty. Tenant agrees that Landlord's obligation to restore, the abatement of Rent provided herein, and the termination option given to Tenant in the preceding sentence shall be Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to terminate the Lease by reason of damage to the Premises or Property. Tenant acknowledges that this Article represents the entire agreement between the parties respecting casualty damage to the Premises or the Property.

  Insurance, Subrogation, and Waiver of Claims

      Tenant shall not conduct or permit to be conducted any activity, or place or permit to be placed any equipment or other item in or about the Premises, the Building or the Property, which will in any way increase the rate of property insurance or other insurance on the Property. If any increase in the rate of property or other insurance is due to any activity, equipment or other item of Tenant, then (whether or not Landlord has consented to such activity, equipment or other item) Landlord will promptly notify Tenant in writing and, if Tenant does not promptly cease such activity, Tenant shall pay as additional rent due hereunder the amount of such increase. The statement of any applicable insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions) that an increase is due to any such activity, equipment or other item shall be conclusive evidence thereof.

      Throughout the Term, Tenant shall obtain and maintain the following insurance coverages written with companies with an A.M. Best A-,X or better rating and S&P rating of at least A-:

        Commercial General Liability ("CGL") insurance (written on an occurrence basis) with limits not less than One Million Dollars ($1,000,000) combined single limit per occurrence, Two Million Dollar ($2,000,000) annual general aggregate (on a per location basis), Two Million Dollars ($2,000,000) products/completed operations aggregate, One Million Dollars ($1,000,000) personal and advertising injury liability, Fifty Thousand Dollars ($50,000) fire damage legal liability, and Five Thousand Dollars ($5,000) medical payments. CGL insurance shall be written on ISO occurrence form CG 00 01 96 (or a substitute form providing equivalent or broader coverage) and shall cover liability arising from Premises, operations, independent contractors, products-completed operations, personal injury, advertising injury and liability assumed under an insured contract.

        Workers Compensation insurance as required by the applicable state law, and Employers Liability insurance with limits not less than Five Hundred Thousand Dollars ($500,000) for each accident, Five Hundred Thousand Dollars ($500,000) disease policy limit, and Five Hundred Thousand Dollars ($500,000) disease each employee.

        Intentionally deleted.

        Umbrella/Excess Insurance coverage on a follow form basis in excess of the CGL, Employers Liability and Commercial Auto Policy with limits not less than Five Million Dollars ($5,000,000) per occurrence and Five Million Dollars ($5,000,000) annual aggregate.

        All Risk Property Insurance covering Tenant's property, furniture, furnishings, fixtures, improvements, and equipment located at the Building.

        Builder's Risk (or Building Constructions) insurance during the course of construction of any Alteration, including during the performance of Tenant's Work and until completion thereof. Such insurance shall be on a form covering Landlord, Landlord's architects, Landlord's contractor or subcontractors, Tenant and Tenant's contractors, as their interest may appear, against loss or damage by fire, vandalism, and malicious mischief and other such risks as are customarily covered by the so-called "broad form extended coverage endorsement" upon all Alterations or Tenant's Work in place and all materials stored at the Premises, and all materials, equipment, supplies and temporary structures of all kinds incident to Alterations or Tenant's Work and builder's machinery, tools and equipment, all while forming a part of, or on the Premises, or when adjacent thereto, while on drives, sidewalks, streets or alleys, all on a completed value basis for the full insurable value at all times. Said Builder's Risk Insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord, its agents, employees and contractors.

      Landlord and Landlord's agents shall be endorsed on each policy as additional insureds as it pertains to the CGL, Umbrella, and Auto policy, and coverage shall be primary and noncontributory. Landlord shall be a loss payee on the Property policy in respect of Tenant's improvements. All insurance shall (1) contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss (Tenant hereby waiving its right of action and recovery against and releasing Landlord and Landlord's agents, employees, contractors, invitees, successors and assigns, from any and all liabilities, claims and losses for which they may otherwise be liable to the extent Tenant is covered by insurance carried or required to be carried under this Lease); (2) provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord and Landlord's representatives in connection with any loss or damage covered by such policy (and Tenant shall provide evidence of such waiver); (3) be reasonably acceptable in form and content to Landlord; and (4) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance or change in coverage without the insurer first giving Landlord thirty (30) days' prior written notice of such proposed action. Landlord reserves the right from time to time to reasonably require higher minimum amounts or different types of insurance. Tenant shall deliver an ACORD 25 certificate with respect to all liability and personal property insurance and an ACORD 28 certificate with respect to all commercial property insurance and receipts evidencing payment therefor (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord on or before the Commencement Date and at least annually thereafter. If Tenant fails to provide evidence of insurance required to be provided by Tenant hereunder, prior to commencement of the Lease Term and thereafter within thirty (30) days following Landlord's request during the Term (and in any event within thirty (30) days prior to the expiration date of any such coverage, any other cure or grace period provided in this Lease not being applicable hereto), Landlord shall be authorized (but not required) after ten (10) days' prior notice to procure such coverage in the amount stated with all costs thereof to be chargeable to Tenant and payable as additional rent upon written invoice therefor.

      Landlord agrees to carry and maintain all-risk property insurance (with replacement cost coverage) covering one hundred percent (100%) of the replacement cost of the Building and Landlord's property and such other insurance in amounts and types that a reasonably prudent owner of a Class A office building similar to the Building and located in the central business district of Chicago, Illinois would carry. Landlord hereby waives its right of recovery against and releases Tenant and Tenant's agents, employees, contractors, invitees, subtenants, successors and assigns from any and all liabilities, claims and losses for which Tenant and/or such other parties may otherwise be liable to the extent Landlord is covered by insurance carried or required to be carried by Landlord under this Lease. Landlord shall secure a waiver of subrogation endorsement from its insurance carrier from all claims against Tenant and such other parties. Landlord also agrees to carry and maintain commercial general liability insurance in limits it reasonably deems appropriate (but in no event less than the limits required by Tenant pursuant to Section 9(B)). Landlord may elect to carry such other additional insurance or higher limits as it reasonably deems appropriate. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, Tenant's personal property or any Alterations (including, Tenant's Work), and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business.

  Condemnation

  If (a) the whole or any material part of the Premises or the Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose; (b) any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, material reconstruction or material remodeling of any part of the Premises or the Property, or (c) Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, then Landlord shall have the option to terminate this Lease upon ninety (90) days notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. Tenant shall have reciprocal termination rights if the whole or any material part of the Premises is permanently taken or if access to the Premises is permanently and materially impaired. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and of fixtures belonging to Tenant and removable by Tenant upon expiration of the Term and for moving expenses (so long as such claim does not diminish the award available to Landlord or any Holder, and such claim is payable separately to Tenant). All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. Rent shall be proportionately abated if any part of the Premises shall be taken and this Lease shall not be so terminated.

  Return of Possession

  At the expiration or earlier termination of this Lease or Tenant's right of possession of the Premises, Tenant shall surrender possession of the Premises in the condition required under Article 7, ordinary wear and tear and damage from casualty and condemnation excepted, and shall surrender all keys, any key cards, and any parking stickers or cards, to Landlord, and advise Landlord as to the combination of any locks or vaults then remaining in the Premises, and shall remove all trade fixtures, equipment and personal property belonging to Tenant. All improvements, fixtures and other items in or upon the Premises (except trade fixtures, equipment and personal property belonging to Tenant), whether installed by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. However, by giving Tenant notice prior to the date of termination, Landlord may require Tenant to promptly remove at termination any or all of the foregoing items as are designated in such notice and restore the Premises to the condition prior to the installation of such items; provided Landlord shall not require removal of customary office improvements installed pursuant to the terms of this Lease or any improvements existing in the Premises on the date of this Lease. If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises or the Property required hereunder, Landlord may do so, and Tenant shall pay Landlord the cost thereof (including Landlord's customary mark up) within thirty (30) days after demand. Any and all property that may be removed from the Premises or the Property by Landlord pursuant to any provisions of this Lease or any Law, to which Tenant is or may be entitled, may be handled, removed or stored in a commercial warehouse or otherwise by Landlord at Tenant's risk, cost or expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in any removal and all storage charges as long as the same is in Landlord's possession or under Landlord's control. Any property, which is not removed from the Premises or which is not retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or of Tenant's right to possession of the Premises, shall, at Landlord's option, be conclusively presumed to have been abandoned and thus to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same.

  Holding Over

  Unless Landlord expressly agrees otherwise in writing, if Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, Tenant shall pay Landlord one hundred fifty percent (150%) of the amount of Rent then applicable (or the highest amount permitted by Law, whichever shall be less) on a per month basis without reduction for partial months during the holdover. In addition, if Tenant retains possession of the Premises or any part thereof for more than thirty (30) days after the expiration or earlier termination of this Lease, Tenant shall be responsible for all consequential damages sustained by Landlord on account of Tenant holding over. The foregoing provisions shall not serve as permission for Tenant to holdover, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises, and shall be subject to the provisions of Article 11). The provisions of this Article do not waive Landlord's right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant's remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

  No Waiver

  No provision of this Lease will be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from any Person other than Tenant, including any Transferee, shall not constitute a waiver of Landlord's right to approve any Transfer.

  Attorneys' Fees and Jury Trial

  In the event of any litigation between the parties, the prevailing party shall be entitled to obtain, as part of the judgment, all reasonable attorneys' fees, costs and expenses incurred in connection with such litigation, except as may be limited by applicable Law. In the interest of obtaining a speedier and less costly hearing of any dispute, the parties hereby each irrevocably waive the right to trial by jury.

  Personal Property Taxes, Rent Taxes and Other Taxes

  Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Premises, and any Tenant Work to the Premises which is deemed to be personal property by any governmental agency or subdivision thereof on the express condition that Operating Expenses do not include any taxes, charges or other governmental impositions assessed against or levied upon any other tenant's fixtures, furnishings, equipment and personal property located in the Building or any tenant improvement work to such other tenants' leased premises which are deemed to be personal property by any governmental agency or subdivision thereof. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay Landlord its share of such taxes, charges or other governmental impositions within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant's property. Tenant shall pay any rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on Rent or services provided herein or otherwise respecting this Lease.

  Subordination, Attornment and Mortgagee Protection

  This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Property, and all other encumbrances and matters of public record applicable to the Property provided that, subject to the remainder of this Article 16 and to any separate Subordination, Non-Disturbance and Attornment Agreement executed by Landlord, Tenant and Landlord's Holder (defined below), such Holder agrees to accept this Lease and not disturb Tenant's occupancy so long as Tenant does not default and fail to cure within the time permitted hereunder. If any foreclosure proceedings are initiated by any Holder, in the event of a non-judicial foreclosure, or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees to attorn and pay Rent to any Holder which is a successor to Landlord hereunder or a purchaser at a foreclosure sale and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment provided such Holder agrees not to disturb Tenant's occupancy as stated above in this Article 16. However, in the event of attornment, no Holder shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such Holder becoming Landlord under such attornment); (ii) liable for any security deposit or bound by any prepaid Rent more than thirty (30) days in advance not actually received by such Holder; (iii) bound by any future modification of this Lease not consented to by such Holder, except that Holder's consent shall not be required for any modification (a) arising out of the exercise of any of Tenant's extension or contraction rights or other rights expressly set forth in this Lease, (b) confirming the commencement or expiration dates of this Lease, or (c) relating to any assignment or sublease permitted under this Lease without Landlord's consent; (iv) be liable for any accrued obligation, act or omission of any prior landlord (including, without limitation, Landlord), whether prior to or after foreclosure or termination of the superior lease, as the case may be, other than accrued obligations of a continuing nature but then only to the extent that (A) such act or omission is not personal to Landlord; (B) such act is a default under the Lease of which Holder was given prior written notice, (C) such default is continuing after Holder takes possession over or title to the Premises or the Property, (D) such default is susceptible to cure by Holder, and (E) Holder is given a reasonable opportunity to cure after Holder takes possession over or title to the Premises or the Property, provided, however, Holder shall in no event (1) be responsible for any construction allowances provided to Tenant, or (2) be responsible for any consequential or punitive damages by reason of any such defaults, or (3) be subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord) except for offsets expressly provided for in this Lease, or (4) be obligated or liable with respect to any representations, warranties or indemnities contained in the Lease; (v) be bound by any covenant to undertake or complete any improvement to the Property or the Premises, or to reimburse or pay Tenant for the cost of any such improvement; (vi) be required to perform or provide any services not related to possession or quiet enjoyment of the Premises; or (vii) be required to abide by any provisions for the diminution or abatement of rent, other than abatement of rent to which Tenant is entitled pursuant to the terms of this Lease as a consequence of casualty, condemnation, or interruption of services. "Holder" shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor. "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or any part thereof and all renewals, modifications, consolidations, replacements or extensions thereof. Any Holder may elect to make this Lease prior to the lien of its Mortgage, by written notice to Tenant, and if the Holder of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage. Tenant shall execute such documentation as Landlord may reasonably request from time to time, in order to confirm the matters set forth in this Article in recordable form. In the event of any default on the part of Landlord, arising out of or accruing under the Lease, whereby the validity or the continued existence of the Lease might be impaired or terminated by Tenant, or Tenant might have a claim for partial or total eviction, and so long as Landlord has delivered to Tenant written notice of the name and address of the Holder (Tenant's hereby acknowledging receipt of the name and address of Landlord's current Holder, Metropolitan Life Insurance Company), Tenant shall not pursue any of its rights with respect to such default or claim, and no notice of termination of the Lease as a result of such default shall be effective, unless and until Tenant has given written notice of such default or claim to the applicable Holder and granted to such Holder a reasonable time, which shall not be less than the greater of (i) the period of time granted to Landlord under the Lease, or (ii) thirty (30) days, after the giving of such notice by Tenant to such Holder, to cure or to undertake the elimination of the basis for such default or claim, after the time when Landlord shall have become entitled under the Lease to cure the cause of such default or claim; it being expressly understood that (a) if such default or claim cannot reasonably be cured within such cure period, such Holder shall have such additional period of time to cure same as it reasonably determines is necessary, so long as it continues to pursue such cure with reasonable diligence, and (b) such Holder's right to cure any such default or claim shall not be deemed to create any obligation for such Holder to cure or to undertake the elimination of any such default or claim.

  Notwithstanding the foregoing provisions of this Article 16, this Lease and the parties' obligations hereunder shall be conditioned upon Landlord obtaining from Metropolitan Life Insurance Company, Landlord's current Holder, a Subordination, Non-Disturbance and Attornment Agreement in the form attached hereto as Exhibit G, to be signed by Landlord, Tenant, and Metropolitan Life Insurance Company and recorded against the Property.

  Estoppel Certificate

  Tenant shall from time to time, within fifteen (15) days after written request from Landlord, execute, acknowledge and deliver a certificate affirming that, except as otherwise expressly stated in the certificate, (A) this Lease is unmodified and in full force and effect; (B) to Tenant's actual knowledge, Landlord is not in default hereunder; (C) Tenant is in possession of the Premises; (D) to Tenant's actual knowledge, Tenant has no off-sets or defenses to the performance of its obligations under this Lease; (E) that the Premises have been completed in accordance with the terms, covenants and conditions hereof or the Workletter, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; and (F) certifying such other matters as Landlord may reasonably request, or as may be requested by Landlord's current or prospective Holders, insurance carriers, auditors, rating agencies, and prospective purchasers. The certificate shall also confirm the dates to which the Rent has been paid. The certificate may be relied upon by Landlord, its Holder(s), insurance carriers, auditors, rating agencies, and prospective purchasers.

  Landlord shall from time to time (but not more than twice per year), only in connection with a proposed assignment, sublease, merger, consolidation, or sale of Tenant's assets or a Tenant financing, within fifteen (15) days after written request from Tenant, execute, acknowledge and deliver a certificate affirming that, except as otherwise expressly stated in the certificate, (A) this Lease is unmodified and in full force and effect and (B) to Landlord's actual knowledge, Tenant is not in default hereunder. The certificate shall also confirm the dates to which the Rent has been paid. The certificate may be relied upon by Tenant, its lender(s), insurance carriers, auditors, rating agencies, and prospective assignees and subtenants. Tenant shall reimburse Landlord for Landlord's reasonable out of pocket expenses incurred in connection with each such estoppel request.

  Assignment and Subletting

      Transfers. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed (as further described below): (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise, (ii) sublet the Premises or any part thereof, or (iii) permit the occupancy of the Premises by any Person other than Tenant, its employees, and Approved Users (hereinafter defined) (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than thirty (30) days after Tenant's notice), (b) the portion of the Premises to be Transferred (herein called the "Subject Space"), (c) the terms of the proposed Transfer and the consideration therefor, the name and address of the proposed Transferee, and a copy of all documentation pertaining to the proposed Transfer, and (d) with respect to any assignment of this Lease or subletting of more than twenty five percent (25%) of the Premises, current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. If Landlord requests additional information, Tenant's notice will not be deemed to have been received and Landlord may withhold consent to such Transfer until Landlord receives and has a reasonable opportunity to review such additional information. If Landlord does not disapprove of a proposed Transfer within thirty (30) days after Landlord receives the information required to be delivered to Landlord hereunder with respect to such proposed Transfer, Landlord shall be deemed to have consented to such Transfer. Any Transfer made without complying with this Article shall, at Landlord's option, be null, void and of no effect, or shall constitute a Default under this Lease unless such Transfer is terminated or otherwise rendered null and void within ten (10) days after Landlord's written demand to Tenant. Whether or not Landlord shall grant consent, Tenant shall pay One Thousand Five Hundred Dollars ($1,500.00) to compensate Landlord for its review and processing expenses.

      Approval. Landlord will not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant's notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Property, (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes, (iv) the Transferee is a government (or agency or instrumentality thereof); (v) the Transferee is an occupant of the Property and Landlord then has space available to satisfy such occupant's requirements which Landlord is willing to lease to such occupant, (vi) the proposed Transferee does not have a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, or (vii) the proposed Transferee is then in negotiation with Landlord (or has been in negotiation with Landlord during the preceding ninety (90) days) to become a tenant of the Building. If Landlord wrongfully withholds its consent to any Transfer, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligation to consent to such Transfer, in the absence of a judicial determination that Landlord acted arbitrarily in withholding its consent.

      Transfer Premium. If Landlord consents to a sublease, Tenant shall pay Landlord fifty percent (50%) of any Transfer Premium derived by Tenant from such sublease. "Transfer Premium" shall mean all rent, additional rent or other consideration paid by the sublessee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred), after first deducting therefrom the reasonable expenses incurred by Tenant for any changes, alterations and improvements to the Premises, any other economic concessions or services provided to the sublessee, free rent, and any customary brokerage commissions paid in connection with the sublease, as reasonably evidenced to Landlord. The percentage of the Transfer Premium due Landlord hereunder shall be paid within ten (10) days after Tenant receives any Transfer Premium from the Transferee. Expenses incurred by Tenant hereunder shall be deemed "reasonable" if they are consistent with expenses for similar sublease deals in the East Chicago Loop market.

      Recapture. Intentionally deleted.

      Terms of Consent. If Landlord consents to a Transfer: (a) any Transfer shall be made only if, and shall not be effective until, the Transferee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the Transferee shall agree to be bound by and assume the obligations of this Lease accruing from and after the date of the Transfer on the part of Tenant to be performed or observed, (b) the terms, covenants and conditions of this Lease, including among other things, Tenant's (or any Transferee's) liability for the Subject Space, shall in no way be deemed to have been waived or modified and the original named Tenant (and any Transferee, as the case may be) shall remain fully liable for the payment of Rent and Additional Rent and for the other obligations of this Lease on the part of Tenant to be performed or observed, (c) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (d) Tenant shall deliver to Landlord promptly after execution, a true photocopy of all documentation pertaining to the Transfer, and (e) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times and upon reasonable prior written notice to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord's costs of such audit. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (i) treat such sublease as canceled and repossess the Subject Space by any lawful means, or (ii) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall Default and fail to cure within the time permitted for cure under Section 20(A), Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease) until such Default is cured.

      Permitted Transfers. Notwithstanding Section 18(A), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "Permitted Transfer") to the following types of entities (a "Permitted Transferee") without the written consent of Landlord: (i) any Person which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Tenant (an "Affiliate"); or (ii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (a) Tenant's obligations hereunder are assumed by such Affiliate or the entity surviving such merger or created by such consolidation; and (b) the Tangible Net Worth of the surviving or created entity after such transaction is adequate to meet the Tenant's obligations under this Lease and not less than Landlord's then-current credit requirements for tenants of comparable space in the Building. Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease. No later than fifteen (15) days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (x) copies of the instrument effecting the Permitted Transfer, (y) documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Permitted Transfer, and (z) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfers. "Tangible Net Worth" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied, excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Article 18.

      In addition to Tenant's right to assign this Lease and sublet the Premises pursuant to Permitted Transfers as provided above, Landlord agrees that Tenant may temporarily permit portions of the Premises to be used by any persons or entities with whom Tenant regularly conducts business, including without limitation, business consultants and regulators ("Approved Users") without separate prior written consent of Landlord, provided that (i) Tenant does not separately demise the space used by the Approved Users, (ii) the Approved Users and Tenant shall use common entryways to the Premises as well as certain shared central services, such as reception, photocopying and the like; (iii) the Approved Users operate their business in the Premises for the Permitted Use and for no other purpose; (iv) Tenant shall give Landlord prompt notice of the identity of such Approved Users; (v) no more than twenty percent (20%) of the Premises may be occupied by Approved Users; and (vi) usage of the Premises by Approved Users must not be used as a subterfuge to avoid the Transfer requirements of this Article 18. If any Approved Users occupy any portion of the Premises as described herein, it is agreed that (1) the Approved Users must comply with all provisions of this Lease; (2) all notices required of Landlord under this Lease shall be sent only to Tenant in accordance with the terms of the Lease, and in no event shall Landlord be required to send any notices to any Approved Users; (3) in no event shall any such occupancy or use by the Approved Users release or relieve Tenant from any of its obligations under the Lease; and (4) the Approved Users and their employees, contractors and invitees visiting or occupying space in the Premises shall be deemed employees of Tenant for purposes of Tenant's indemnification obligations of this Lease. The occupancy of any portion of the Premises by the Approved Users shall not be deemed to create a landlord and tenant relationship between Landlord and the Approved Users, and, in all instances, Tenant shall be considered the sole tenant under this Lease.

  Rights Reserved By Landlord

  Except as expressly provided herein, Landlord reserves the right to control the Property including, without limitation, the following rights:

      To change the name or street address of the Building; install and maintain signs on the exterior and interior of the Property or any part thereof (provided such signs do not block the Premises' exterior windows); retain at all times, and use in accordance with this Lease, keys to all doors within and into the Premises; grant to any Person the right to conduct any business or render any service at the Property, whether or not it is the same or similar to the use permitted Tenant by this Lease. If Landlord changes the name or street address of the building and does not provide Tenant at least 90 days prior written notice of such change, then Landlord shall reimburse Tenant for the cost of up to 90 days worth of stationery rendered incorrect by the change. If Tenant's stationery does not contain the name "Aon Center," Landlord shall not be required to reimburse for stationery due to a change in the name of the Building.

      To enter the Premises upon reasonable prior notice (except in the event of emergencies) at reasonable hours to show the Premises to current and prospective mortgage lenders, ground lessors, insurers, and prospective purchasers, and, during the last year of the Term, to prospective tenants and brokers.

      To temporarily limit or prevent access to the Property or any part thereof, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventative measures reasonably deemed necessary by Landlord for the safety of tenants or other occupants of the Property or the protection of the Property and other property located thereon or therein, in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof.

      To decorate and to make alterations, additions and improvements, structural or otherwise, in or to the Property or any part thereof (Subject to Article 1 above), and to any adjacent building, structure, parking facility, land, street or alley (including without limitation changes and reductions in corridors, lobbies, parking facilities and other public areas and the installation of kiosks, planters, sculptures, displays, escalators, mezzanines, and other structures, facilities, amenities and features therein, and changes for the purpose of connection with or entrance into or use of the Property in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed). In connection with such matters, or with any other repairs, maintenance, improvements or alterations, in or about the Property, Landlord may erect scaffolding and other structures reasonably required so long as such scaffolding and structures do not prevent access to the Premises or permanently block the Premises' exterior windows, and during such operations may, upon reasonable prior notice to Tenant, enter upon the Premises at reasonable hours and take into and upon or through the Premises, all materials required to make such repairs, maintenance, alterations or improvements, and may temporarily close public entry ways, other public areas, restrooms, stairways or corridors and Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Tenant's request, provided no such closure will prevent reasonable access to the Premises except in the case of emergencies.

      To substitute for the Premises other premises (herein referred to as the "Relocation Premises") at the Building, provided: (i) the Relocation Premises shall be substantially similar to the Premises in area and in quality and manner of buildout and shall be located on full, contiguous floors of the Building, but not above the 50th floor of the Building, (ii) Landlord shall give Tenant at least one hundred eighty (180) days' written notice before making such change and may only make such change on one (1) occasion during the Term; (iii) neither Base Rent nor Tenant's Prorata Share may increase as a result of the relocation, even if the Relocation Premises are larger than the original Premises but if the Relocation Premises are smaller than the original Premises, Base Rent and Tenant's Prorata Share shall be proportionately reduced; (iv) Landlord shall only exercise its substitution right hereunder in order to accommodate a lease to a tenant who will lease at least five floors (or equivalent) of leasable space in the Building; and (v) if Tenant shall already have taken possession of the Premises: (a) Landlord shall pay for all costs in connection with improving the Relocation Premises so they are substantially similar to the original Premises in quality and manner of buildout and shall pay the direct, out-of-pocket, reasonable expenses of Tenant in moving from the Premises to the Relocation Premises, reinstalling the Tenant's personal property and equipment (including, without limitation, supplemental HVAC) in the Relocation Premises, replacing three months' supply of stationery and business cards rendered unusable by such relocation, and improving the Relocation Premises so that they are substantially similar to the Premises (including cabling), and, (b) such move shall be made during evenings, weekends, or otherwise so as to incur the least inconvenience to Tenant. Tenant waives any claim for damages, abatement of Rent or loss of profits due to such relocation. Tenant shall cooperate with Landlord in connection with any relocation, including, without limitation, providing timely responses to any requests for review and approval of proposed plans for tenant improvements to the Relocation Premises. Upon the date of such relocation, the Relocation Premises shall become and be deemed the Premises hereunder and all the terms, covenants and conditions of this Lease shall be applicable to the Relocation Premises. After such relocation, Landlord and Tenant, within thirty (30) days after the written request of either Landlord or Tenant, shall execute a written amendment to this Lease confirming the foregoing relocation.

      Subject to Article 1 above, to install, use and maintain in and through the Premises pipes, conduits, wires, ducts or mechanical installations serving the Property. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with the moving or the servicing of equipment of Landlord to or from the enclosures containing such installations and Tenant further agrees that neither Tenant, nor its servants, employees, agents, visitors, licensees, or contractors shall at any time tamper with, adjust, or otherwise in any manner affect Landlord's mechanical installations.

      To reasonably approve the weight, size, and location of safes or other heavy equipment or articles, which articles may be moved in, about, or out of the Property or the Premises only at such times and in such manner as Landlord shall direct, at Tenant's sole risk and responsibility.

  In connection with entering the Premises to exercise any of the foregoing rights, Landlord shall: (a) provide reasonable advance written or oral notice to Tenant's on-site manager or other appropriate person (except in emergencies, or for routine cleaning or other routine matters), and (b) take reasonable steps to minimize any interference with Tenant's business. Exercise of any of the foregoing rights shall not constitute a constructive eviction or entitle Tenant to abatement of Rent, damages or other claims of any kind.

  Landlord's Remedies

      Default. The occurrence of any one or more of the following events shall constitute a "Default" by Tenant, which if not cured within any applicable time permitted for cure below, shall give rise to Landlord's remedies set forth in Paragraph (B), below: failure by Tenant to make when due any payment of Rent, unless such failure is cured within five (5) days after notice; failure by Tenant to observe or perform any of the terms or conditions of this Lease to be observed or performed by Tenant other than the payment of Rent, or as provided below, unless such failure is cured within thirty (30) days after notice, or such shorter period expressly provided elsewhere in this Lease (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within such period and thereafter reasonably seeks to cure such failure to completion); failure by Tenant to comply with the Rules, unless such failure is cured within five (5) days after notice (provided, if the nature of Tenant's failure is such that more than five (5) days time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within such period and thereafter reasonably seeks to cure such failure to completion); (a) making by Tenant of any general assignment for the benefit of creditors, (b) filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any Law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days), (c) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, (e) Tenant's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, or (f) Tenant's insolvency or admission of an inability to pay its debts as they mature; or (vi) any material misrepresentation herein, or material misrepresentation or omission in any financial statements or other materials provided by Tenant in connection with negotiating or entering this Lease or in connection with any Transfer under Article 18. The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law.

      Remedies. If a Default occurs and is not cured within any applicable time permitted under Paragraph (A), Landlord shall have the rights and remedies hereinafter set forth, each of which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law (including, without limitation, specific performance) or other provisions of this Lease, any and all of which may be exercised with or without further notice and with or without demand whatsoever, concurrently or successively, and at such time or times and in such order as Landlord may from time to time determine:

        Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (a) all Rent accrued hereunder through the date of termination, (b) all amounts due under Section 20(D), and (c) an amount equal to (1) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" on the date this Lease is terminated minus one percent, minus (2) the then present fair rental value of the Premises for such period, similarly discounted. The "Prime Rate" of interest shall be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal from time to time. In the event The Wall Street Journal no longer publishes a Prime Rate of interest, Landlord shall select a comparable equivalent. For purposes of computing the amount of Rent herein that would have accrued after the time of award, Tenant's Prorata Share of Taxes and Operating Expenses shall be projected based upon the average rate of increase, if any, in such items from the Commencement Date through the time of award.

        Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (a) all Rent accrued hereunder to the date of termination of possession, (b) all amounts due from time to time under Section 20(D), and (c) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 20(B)(ii), Landlord may remove all of Tenant's property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord's leasing criteria. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 20(B)(ii). If Landlord elects to proceed under this Section 20(B)(ii), it may at any time elect to terminate this Lease under Section 20(B)(i).

      Mitigation of Damages. If Landlord terminates this Lease or Tenant's right to possession of all or any part of the Premises, Landlord shall use reasonable efforts to mitigate Landlord's damages and Tenant shall be entitled to submit proof of such failure to mitigate as a defense to Landlord's claims hereunder.

      Payment by Tenant. Upon any uncured Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (i) obtaining possession of the Premises, (ii) removing and storing Tenant's or any other occupant's property, (iii) repairing, restoring, or otherwise putting the Premises into a vanilla box condition suitable for lease, (iv) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions and other costs incidental to such reletting), (v) performing Tenant's obligations which Tenant failed to perform, and (vi) enforcing or advising Landlord of its rights, remedies, and recourses arising out of the Default.

      Late Charges and Interest. Tenant shall pay, as additional Rent, a service charge equal to five percent (5%) of the amount past due for bookkeeping and administrative expenses if Rent is not received within five (5) days after notice to Tenant that the same is overdue, except that such late charges shall be waived for up to two (2) occurrences in any Lease Year if Tenant pays the past due amount within 5 days after Tenant's receipt of notice that the same is past due. In addition, any Rent paid more than five (5) days after notice to Tenant that the same is overdue shall accrue interest from the due date at the Default Rate until payment is received by Landlord, except that such interest shall be waived for up to two (2) occurrences in any Lease Year if Tenant pays the past due amount within 5 days after Tenant's receipt of notice that the same is past due. The "Default Rate" of interest shall be the Prime Rate of interest (defined above) plus five percent (5%). Such service charge and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

      Landlord Action. If Tenant at any time fails to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, after ten (10) business days notice to Tenant and without waiving or releasing Tenant from any obligation under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable and in that connection pay expenses and employ counsel. All sums paid by Landlord and all costs, charges, and expenses incurred by Landlord in enforcing Tenant's obligations under this Lease or incurred by Landlord in any litigation, negotiation, or transaction in which Tenant causes Landlord, without Landlord's fault, to be involved or concerned (including, but not limited to reasonable attorneys' fees and costs) shall be payable by Tenant upon demand.

      Other Matters. No act or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or accept a surrender of the Premises, nor shall the same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord or its agent to Tenant. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease.

  Landlord's Right to Cure

  Subject to Section 33(J), if Landlord shall fail to perform any term or provision under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant; provided, if the nature of Landlord's failure is such that more than thirty (30) days are reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure such failure within such thirty (30) day period, and thereafter reasonably seeks to cure such failure to completion. If Landlord shall fail to cure within the times permitted for cure herein, Landlord shall be subject to such remedies as may be available to Tenant (subject to the other provisions of this Lease); provided, in recognition that Landlord must receive timely payments of Rent and operate the Property, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent.

  Conveyance by Landlord and Liability

  In case Landlord or any successor owner of the Property shall convey or otherwise dispose of the Property, or the portion thereof in which the Premises are located, to another Person (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other Person shall thereupon be and become "Landlord" hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord which first arise after the date of conveyance, and Tenant shall attorn to such other Person, and Landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred.

  Indemnification

  Except to the extent arising from the intentional misconduct or negligent acts of Landlord or Landlord's agents or employees, and subject to the provisions of Article 9, including the waiver of subrogation, Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and reasonable attorneys' fees arising from or relating to any loss of life, damage or injury to person, property or business occurring in or from the Premises. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the indemnity undertaking herein shall apply to claims in connection with or arising out of any "Work" by Tenant, the installation, maintenance, use or removal of any "Lines" located in or serving the Premises as described in Article 25, and the transportation, use, storage, maintenance, generation, manufacturing, handling, disposal, release or discharge of any "Hazardous Material" as described in Article 26 (whether or not any of such matters shall have been theretofore approved by Landlord).

  Except to the extent arising from the intentional misconduct or negligent acts of Tenant or Tenant's agents or employees and subject to the provisions of Article 9, including the waiver of subrogation, Landlord shall defend, indemnify and hold harmless Tenant from and against any and all claims, demands, liabilities, damages, judgments, orders, decrees, actions, proceedings, fines, penalties, costs and expenses, including without limitation, court costs and reasonable attorneys' fees arising from or relating to any loss of life, damage or injury to person, property or business occurring in or from the common areas of the Building.

  The foregoing indemnity obligations shall survive the expiration or sooner termination of this Lease. The foregoing indemnity obligations shall be in addition to, and shall not be in discharge of or in substitution for, any of the insurance requirements or any other indemnity provisions of this Lease.

  Safety and Security Devices, Services and Programs

  Landlord shall provide access control to the Building on a 24 hour per day, seven day per week basis in keeping with the standards of first class office buildings in the central business district of Chicago, Illinois. Notwithstanding the foregoing, the parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 9. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

  Landlord and Tenant recognize the risk of domestic or international threats or acts of violence, terrorism, and war which may require additional security measures in the day-to-day operation of the Property. To promote the health, safety and welfare of the Building's tenants, Tenant agrees to cooperate in any security measures instituted by Landlord or recommended by governmental officials in response to this risk. Tenant shall participate in evacuation drills performed by Landlord from time to time. Tenant consents to the search of all persons entering or leaving the Property. Expenses reasonably incurred by Landlord in connection with the development, implementation and provision of reasonable security measures shall be included in Operating Expenses. The exercise of security measures by the Landlord and the resulting interruption of service to, or cessation or diminution of Tenant's business, if any, shall not be deemed to be an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for any resulting damages or relieve Tenant from Tenant's obligations under this Lease.

  Communications and Computer Lines

  Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related electronic signal transmission devices (collectively the "Lines") at the Property in or serving the Premises, provided: (a) Tenant shall (i) obtain Landlord's prior written consent (not to be unreasonably withheld, conditioned or delayed), (ii) use Landlord's riser management contractor, and (iii) comply with all of the other provisions of Article 6; (b) any such installation, maintenance, replacement, removal or use shall comply with all Laws applicable thereto and good work practices, and shall not interfere with the use of any then existing Lines at the Property; (c) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Property, as determined in Landlord's reasonable opinion; (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation; (e) Landlord may require that Tenant remove Tenant's Lines upon the expiration or earlier termination of this Lease; (f) Tenant's rights shall be subject to the rights of any regulated telephone company; and (g) Tenant shall pay all costs in connection with Tenant's Lines. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous or potentially dangerous condition unless Tenant promptly remedies the violation or dangerous condition.

  Landlord may (but shall not have the obligation to): (i) install new Lines at the Property, (ii) create additional space for Lines at the Property, and (iii) reasonably direct, monitor or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Property by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Landlord by Law or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for the costs attributable to Tenant, or may include those costs and all other costs in Operating Expenses (including without limitation, costs for acquiring and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts); provided, any capital expenditures incurred with respect to the foregoing shall be excluded from Operating Expenses.

  Notwithstanding anything to the contrary contained in Article 11, Landlord reserves the right to require that Tenant remove any or all Lines installed by or for Tenant within or serving the Premises upon termination of this Lease, provided Landlord so notifies Tenant prior to such termination. Any Lines not required to be removed pursuant to this Article shall, at Landlord's option, become the property of Landlord (without payment by Landlord). If Tenant fails to remove such Lines as required by Landlord, or violates any other provision of this Article, Landlord may, after twenty (20) days written notice to Tenant, remove such Lines or remedy such other violation, at Tenant's expense (without limiting Landlord's other remedies available under this Lease or applicable Law). Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord's written consent shall be null and void. Except to the extent arising from the intentional misconduct or negligent acts of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (x) any eavesdropping or wire-tapping by unauthorized parties, except for Landlord and Landlord's agents, employees and contractors, (y) any failure of any Lines to satisfy Tenant's requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Property, by any failure of the environmental conditions or the power supply for the Property to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

  Hazardous Materials

  Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any "Hazardous Material" (as defined below) upon or about the Property, or permit Tenant's employees, agents, contractors, and other occupants of the Premises to engage in such activities upon or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Premises of substances customarily used in offices provided: (a) such substances shall be used and maintained only in such quantities as are reasonably necessary for such permitted use of the Premises, strictly in accordance with applicable Law and the manufacturers' instructions therefor, (b) such substances shall not be disposed of, released or discharged on the Property, and shall be transported to and from the Premises in compliance with all applicable Laws, and as Landlord shall reasonably require, (c) if any applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and shall ensure that disposal occurs frequently enough to prevent unnecessary storage of such substances in the Premises, and (d) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease.

  Tenant shall promptly notify Landlord of the following, to the extent Tenant has actual knowledge: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Material on the Premises or the migration thereof from or to other property, (ii) any demand or claim made or threatened by any party against Tenant or the Premises relating to any loss or injury resulting from any Hazardous Material, (iii) any release, discharge or non-routine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises, and (iv) any matter where Tenant is required by Law to give a notice to any governmental or regulatory authority respecting any Hazardous Material on the Premises. Landlord shall have the right (but not the obligation) to join and participate as a party in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety Law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet ("MSDS") issued by the manufacturer therefor, written information concerning the removal, transportation and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Law. The term "Hazardous Material" for purposes hereof shall mean any chemical, substance, material or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, material or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of an MSDS.

  If any Hazardous Material is released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents or contractors, on or about the Property in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws clean up and remove the Hazardous Material from the Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense. Such clean up and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any governmental body having jurisdiction or reasonably required by Landlord. If Tenant shall fail to commence to comply and thereafter diligently prosecute to completion with the provisions of this Article within five (5) days after written notice by Landlord, or such shorter time as may be required by Law or in order to minimize any hazard to Persons or property, Landlord may (but shall not be obligated to) arrange for such compliance through contractors or other parties selected by Landlord, at Tenant's expense (without limiting Landlord's other remedies under this Lease or applicable Law). If any Hazardous Material is released, discharged or disposed of on or about the Property and such release, discharge or disposal is not caused by Tenant or other occupants of the Premises, or their employees, agents or contractors, such release, discharge or disposal shall be deemed casualty damage under Article 8 to the extent that the Premises or common areas of the Property serving the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under Article 8. Notwithstanding anything else in this Article 26, if at any time during the Term, Tenant shall deliver a certification of a qualified asbestos hygienist certifying that asbestos and/or asbestos-containing materials (collectively, "ACM") is located in the Premises and such ACM was either in the Premises before Tenant took possession or placed in the Premises by Landlord after Tenant took possession, then Landlord shall, upon Tenant's request, at Landlord's sole cost and expense, remove or encapsulate such ACM in compliance with Law relating to the removal and/or encapsulation thereof and restore any alterations previously performed in such portion of the Premises.

  Landlord represents, warrants and agrees that (provided that each representation and warranty of Landlord below is qualified by, and subject in each instance to, all the information disclosed in that certain Phase I Environmental Site Assessment Report dated April 7, 2003 prepared by National Assessment Corporation for Wells Real Estate Funds and Metropolitan Life Insurance Company):

  (a) Other than in accordance with applicable Law and necessary in relation to Landlord's ownership and management of the Property, Landlord has not used, generated, manufactured, produced, stored, released, discharged or disposed of on, under or about the Premises (or off-site of the Premises that might affect the Premises) or transported from the Premises, any Hazardous Material, nor to the best of Landlord's knowledge has any Hazardous Material been used, generated, manufactured, produced, stored, released, discharged or disposed of on, under or about the Premises (or off-site of the Premises that might affect the Premises).

  (b) Other than in accordance with applicable Law and necessary in relation to Landlord's ownership and management of the Property, Landlord will not use, generate, manufacture, produce, store, release, discharge or dispose of on, under or about the Premises (or off-site of the Premises that might affect the Premises), or transport to or from the Premises, any Hazardous Material.

  (c) To Landlord's actual knowledge, no underground storage tanks have been removed from the Premises, and no underground storage tanks are located on the Premises.

  Offer

  This Lease shall not be enforceable until such time as it has been executed and delivered by both parties.

  Notices

  Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto shall be in writing and shall be effective when served personally or by reputable national air courier service, or United States certified mail, return receipt requested, postage prepaid, addressed, if to Tenant, prior to June 1, 2009 to Federal Home Loan Bank of Chicago, 111 East Wacker Drive, Suite 800, Chicago, Illinois 60601, Attention: General Counsel, with a copy to Federal Home Loan Bank of Chicago, 111 East Wacker Drive, Suite 800, Chicago, Illinois 60601, Attention: Mary Jane Brown, and from and after June 1, 2009 to Federal Home Loan Bank of Chicago, 200 East Randolph Drive, Chicago, Illinois 60606, Attention: General Counsel, with a copy to Federal Home Loan Bank of Chicago, 200 East Randolph Drive, Chicago, Illinois 60606, Attention: Mary Jane Brown, and if to Landlord, c/o Jones Lang LaSalle Americas (Illinois), L.P., 200 East Randolph Drive, Suite 5135, Chicago, Illinois 60601, Attention: General Manager, and to Piedmont Office Realty Trust, Inc., 11695 Johns Creek Pkwy., Suite 350, Johns Creek, GA 30097, Attn: Aon Center Asset Manager, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.

  Tenant shall provide Landlord with the name(s) of individual(s) authorized to make requests of Landlord for services and to deal with Landlord's property manager with regard to day to day operations. If Tenant fails to provide such names, Landlord may comply with written or oral requests by any officer or employee of Tenant. Tenant shall not authorize more than three (3) individuals for each floor on which the Premises are located.

  Real Estate Brokers

  Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Jones Lang LaSalle Americas (Illinois), L.P. and Studley, whose commission shall be paid by Landlord pursuant to their separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

  Security Deposit

  Intentionally Omitted.

  Exculpatory Provisions

  It is expressly understood and agreed by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings, and agreements herein made on the part of Landlord while in form purporting to be the representations, warranties, covenants, undertakings, and agreements of Landlord are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings, and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord's interest in the Property to the terms of the Lease. The liability of Landlord to Tenant for any default by Landlord under the Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Property or the Premises, shall be limited to the interest of Landlord in the Property. Tenant agrees to look solely to Landlord's interest in the Property for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this provision shall apply equally and inure to the benefit of Landlord's present and future partners, beneficiaries, officers, directors, trustees, members, managers, shareholders, agents and employees, and their respective partners, members, shareholders, legal representatives, heirs, successors and assigns. Under no circumstances shall any present or future shareholder, officer or director of Landlord (if Landlord is a corporation), general or limited partner of Landlord (if Landlord is a partnership), manager or member of Landlord (if Landlord is a limited liability company), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord's obligations under the Lease.

  In no event shall any personal liability be asserted against Tenant's members, partners, shareholders, officers, directors, agents or employees in connection with this Lease nor shall any recourse be had to any property or assets of Tenant's members, partners, shareholders, officers, directors, agents or employees. In no event shall Tenant be liable for consequential damages (except as expressly provided in Article 12 of this Lease) or punitive damages as a result of a breach or default under or otherwise in connection with this Lease.

  Conditions; Lender Approval and Sublease

  This Lease is subject to and conditioned upon: (a) any required consent or approval being granted without any fee, charge or condition that is unacceptable to Landlord, by Landlord's mortgagee(s); (b) no later than January 14, 2009, Tenant entering into a Sub-Sublease for the Premises ("Sub-Sublease") on terms acceptable to Landlord, Tenant and Aon, as evidenced by their signatures on such Sub-Sublease and Landlord's written Consent thereto, as well as BP's consent to the Sub-Sublease, and (c) full execution of an Agreement between Landlord and Aon on terms acceptable to Landlord. Landlord's signature on this Lease shall affirm satisfaction of the foregoing conditions (a) and (c).

  Miscellaneous

      Binding Upon Parties. Each of the terms, covenants and conditions of this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to the provisions of Article 18 respecting Transfers; and all references herein to Landlord and Tenant shall be deemed to include all such parties. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean only the owner or owners of the Property at the time in question.

      No Recording. Landlord and Tenant agree that in no event and under no circumstances shall this Lease be recorded. A short-form memorandum may be recorded at Landlord's sole election and at Landlord's sole cost and expense. If a memorandum is recorded, Tenant shall, at Landlord's request, deliver to Landlord a fully executed quitclaim and release agreement in recordable form wherein Tenant terminates the memorandum.

      Governing Law. This Lease shall be construed in accordance with the Laws of the State of Illinois.

      Survival. All obligations or rights of either party arising during or attributable to the period ending upon expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

      Quiet Enjoyment. Landlord agrees that, if Tenant timely pays the Rent and performs the terms, covenants and conditions hereunder, and subject to all other terms, covenants and conditions of this Lease, Tenant shall hold and enjoy the Premises during the Term, free of lawful claims by any Person acting by or through Landlord.

      Light and Air. This Lease does not grant any legal rights to "light and air" outside the Premises nor any particular view or cityscape visible from the Premises.

      Time of Essence. Time is of the essence of this Lease and each and all of its provisions.

      Severability. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

      Joint and Several. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

      Force Majeure. Notwithstanding anything in this Lease to the contrary, neither party shall be chargeable with, or liable to the other for, anything or in any amount for any failure to perform or delay caused by any of the following ("Force Majeure Delays"): fire; earthquake; explosion; flood; hurricane; the elements; act of God or the public enemy; actions, restrictions, limitations or interference of governmental authorities or agents; enforcement of Laws; war, terrorist act or acts, invasion; insurrection; rebellion; riots; strikes or lockouts; inability to perform, control or prevent which is beyond the reasonable control of that party; and any such failure or delay due to said causes or any of them shall not be deemed a breach of or default in the performance of this Lease by that Party; provided, however, lack of funds shall not be deemed a Force Majeure Delay.

      Pronouns. Any pronoun used in place of a noun shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators, assigns, according to the context hereof.

      Captions and Severability. The captions of the Articles, Sections and Paragraphs of this Lease are for convenience only and shall in no way modify any provision of this Lease. If any term or provision of this Lease shall be found invalid, void, illegal, or unenforceable by a court of competent jurisdiction, it shall not affect, impair or invalidate any other term or provision hereof.

      Definitions. "Law" shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, and orders, as well as applicable decisions by courts in the State of Illinois and by federal courts applying Illinois law. "Person" shall mean an individual, trust, partnership, joint venture, association, corporation, and any other entity.

      Prohibited Party Transactions. Tenant represents and warrants to Landlord that (1) Tenant is not knowingly acting for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, "Specially Designated National," "Blocked Person," or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (2) Tenant is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation. Tenant agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorney's fees and costs) arising or related to any breach of the foregoing representation and warranty.

      Financial Statements. Unless Tenant's financial statements are available to Landlord on-line, within 15 days after Landlord's request, Tenant will furnish to Landlord Tenant's most recent audited financial statements (including any notes to them) or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant's most recent annual and quarterly reports. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except i) to Landlord's Holder or prospective mortgagees or purchasers of the Building, ii) in litigation between Landlord and Tenant, and iii) if required by law (including securities laws) or court order. Tenant shall not be required to deliver the financial statements required under this subsection more than once in any 12-month period unless requested by Landlord's Holder or a prospective buyer or lender of the Building or a Tenant defaults under this Lease and fails to timely cure.

      Reserved Parking. Provided this Lease is in full force and effect and Tenant is entitled to occupy the Premises pursuant to either this Lease or the Sub-Sublease, Tenant shall have the right to at least one reserved monthly parking pass at Landlord's then-current charges therefor.

      Fire Stairs. Provided Tenant complies with (i) Landlord's reasonable rules and regulations in effect from time to time and (ii) applicable codes and regulations (including, without limitation, the requirement to not prop stairwell doors open), Tenant and Tenant's employees and Approved Users may use the Building's North stairwell for intra-floor travel.

      Roof Rights. Landlord has entered into a separate management agreement for the antenna farm on the roof of the Building. Tenant shall be entitled to license rooftop space for a satellite dish provided Tenant makes arrangements for the same through Landlord's rooftop manager and Tenant executes the rooftop manager's standard form of license agreement in connection therewith. Installation of cabling between any such satellite dish and the Premises shall be governed by Article 25 of this Lease.

  Entire Agreement

  This Lease, together with Rider One and Exhibits A, B, C, D, E, F, G, H and I (each of which is hereby incorporated into this Lease), contains all the terms, covenants and conditions between Landlord and Tenant relative to the matters set forth herein and no prior agreement or understanding pertaining to the same shall be of any force or effect. Without limitation, Tenant hereby acknowledges and agrees that Landlord's leasing agents and field personnel are only authorized to show the Premises and negotiate terms, covenants and conditions for leases subject to Landlord's final approval, and are not authorized to bind Landlord to any agreements, representations, understandings or obligations with respect to the condition of the Premises or the Property, the suitability of the same for Tenant's business, or any other matter, and no agreement, representation, understanding or obligation not expressly contained herein shall be of any effect. Neither this Lease, nor any Rider or Exhibit referred to above may be modified, except in writing signed by both parties.

  Contraction Option

  Provided: (a) this Lease is then in full force and effect; (b) Tenant is not in Default under this Lease beyond any applicable cure period; and (c) Tenant's interest in this Lease shall not theretofore have been assigned other than to a Permitted Transferee, Tenant shall have the one-time right and option ("Contraction Option"), exercisable by written notice to Landlord ("Contraction Notice") to be given at any time prior to June 15, 2012, to reduce the square footage of the Premises by twenty five percent (25%) (i.e. to remove one half of one of the two floors comprising the Premises) effective as of the Commencement Date. The location of the portion of the Premises to be removed from the Premises (the "Contraction Space") shall be on the 17th floor and shall be selected by Tenant in the location shown on Exhibit I as either "Contraction Space A" or "Contraction Space B," which choice (A or B) shall be stated in the Contraction Notice. Landlord's architect shall determine the square footage of the Contraction Space once the location of the Contraction Space has been determined, subject to review and consultation with Tenant's architect. Within thirty (30) days after Tenant delivers the Contraction Notice, Tenant shall pay Landlord a contraction fee ("Contraction Fee") equal to the sum of: (a) Six Hundred Fifty Nine Thousand Eight Hundred Eighty Eight and 87/100 Dollars ($659,888.87) plus (b) four (4) months' installments of Base Rent and Additional Rent that would be payable for the Contraction Space as of the Commencement Date. At Tenant's request, Landlord shall, within 30 days of Landlord's receipt of Tenant's request, provide information necessary to calculate the Contraction Fee. Promptly after Tenant's exercise of the Contraction Option, Landlord and Tenant shall execute an amendment to this Lease confirming the reduction in square footage of the Premises and all matters incident thereto (such as a reduction in Tenant's Prorata Share and Base Rent). Tenant shall surrender possession of the Contraction Space in accordance with the requirements of the Sublease and in the manner contemplated by Article 11 of this Lease. In addition, Tenant shall reimburse Landlord within thirty (30) days after Tenant's receipt of Landlord's demand for Landlord's reasonable costs to demise the contracted Premises and to install a Building-standard multi tenant corridor, which costs may include Landlord's standard overhead and profit. If Tenant does not exercise the Contraction Option, Tenant shall be entitled to the Refurbishment Allowance as provided in Section 14 of Exhibit B attached hereto. If Tenant exercises the Contraction Option, Landlord shall use commercially reasonable efforts to perform Landlord's demising work promptly following the Commencement Date.

  Termination Option

  Provided: (a) this Lease is then in full force and effect; (b) Tenant is not in Default under this Lease beyond any applicable cure period; and (c) Tenant's interest in this Lease shall not theretofore have been assigned other than to a Permitted Transferee, Tenant shall have the one time right and option to terminate this Lease ("Termination Option") effective as of December 31, 2020 ("Termination Date"). The Termination Option shall be exercised, if at all, by Tenant by giving written notice of the exercise thereof to Landlord on or before December 31, 2019. It shall be a condition to the exercise of Tenant's Termination Option that Tenant pay to Landlord a termination fee ("Termination Fee") in the amount of (x) Landlord's unamortized transaction costs under this Lease including (i) Landlord's brokerage costs related to this Lease, plus (ii) construction allowances actually paid under this Lease (including, without limitation, the Construction Allowance, the Refurbishment Allowance (if applicable), and any allowances on expansion space (if applicable)), such unamortized transaction costs to be amortized over the initial term of this Lease at an interest rate of eight percent (8%) per annum, plus (y) Eight Hundred Sixty Three Thousand Five Hundred Twenty Six and 23/100 Dollars ($863,526.23), plus (z) four (4) months' installments of Base Rent and Additional Rent payable at the effective date of termination. The Termination Fee shall be payable upon exercise of the Termination Option. At Tenant's request, Landlord shall, within 30 days of Landlord's receipt of Tenant's request, provide information necessary to calculate the Termination Fee.

  Provided Tenant properly and timely exercises the Termination Option and timely and properly pays Landlord the Termination Fee, then this Lease shall terminate effective as of the Termination Date, as if said Termination Date were set forth in this Lease as the Expiration Date of the Term of the Lease. Tenant shall vacate and deliver possession of the Premises to Landlord in the manner set forth in this Lease on or before the Termination Date. Tenant shall also pay to Landlord on or before the Termination Date, and be responsible for, all sums due under this Lease which accrue under this Lease on or prior to the Termination Date. Tenant shall indemnify and hold Landlord harmless against all such sums relating to the Premises which are the obligation of Tenant under this Lease and which accrue on or prior to the Termination Date. Subject to the preceding sentence, the parties agree that upon termination of the Lease pursuant to a proper exercise of the Tenant's Termination Option, from and after the Termination Date, Landlord, Tenant, and their respective agents and employees shall be fully released and discharged from any and all obligations with respect to the Lease or the Premises, except such obligations which, by the terms of this Lease, would otherwise have survived the Expiration Date.

  Bus Service

  Provided it is available on commercially reasonable terms and sufficient demand from Building tenants exists, Landlord shall provide shuttle bus service between the Building and one or more commuter train stations located west of the Chicago Loop. Landlord may include the cost of the shuttle bus service in Operating Expenses.

  [SIGNATURE PAGE FOLLOWS]

  IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

  LANDLORD:

  WELLS REIT - CHICAGO CENTER OWNER, LLC,
  a Delaware limited liability company

  By: Wells REIT - Chicago Center, Chicago, LLC
  a Delaware limited liability company, its sole member

  By: Piedmont Operating Partnership, L.P.,

  a Delaware limited partnership, its sole member

  By: /s/ Joseph H. Pangburn
  Name: Joseph H. Pangburn
  Title: Senior Vice President

  [CORPORATE SEAL]

  TENANT:

  FEDERAL HOME LOAN BANK OF CHICAGO,
   a corporation organized under the laws of the United States of America

  By: /s/ Matthew R. Feldman
  Name: Matthew R. Feldman
  Title: President and CEO

  RIDER ONE

  RULES

          On Saturdays, Sundays and Holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M. the following day, or such other hours as Landlord shall reasonably determine from time to time, access to the Property or to the passageways, entrances, exits, shipping areas, halls, corridors, elevators or stairways and other areas in the Property may be restricted and access gained by use of a key to the outside doors of the Property, or pursuant to such security procedures Landlord may from time to time impose. All such areas, and all roofs, are not for use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Property and its tenants provided, however, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant deals in the normal course of Tenant's business unless such persons are engaged in activities which are illegal or violate these Rules. Tenant and no employee or invitee of Tenant shall enter into areas reserved for the exclusive use of Landlord, its employees or invitees. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

          Tenant may install Tenant's standard logo and graphics at each and every suite entry on floors where Tenant occupies the full floor. On multi-tenant floors, Tenant's signage must conform to Building standards. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property (other than inside the Premises), or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord, and then only such name or names or matter and in such color, size, style, character and material as may be first approved by Landlord in writing. Landlord shall prescribe the suite number and (on multi-tenant floors) identification sign for the Premises, which shall be prepared and installed by Landlord at Tenant's expense. Landlord reserves the right to remove at Tenant's expense all matter not so installed or approved without notice to Tenant. Landlord shall provide Tenant with Tenant's proportionate share of identification signage in the Building's directory.

          Tenant shall not in any manner use the name of the Property for any purpose other than that of the business address of the Tenant, or use any picture or likeness of the Property, in any letterheads, envelopes, circulars, notices, advertisements, containers or wrapping material without Landlord's express consent in writing.

          Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on exterior walls. Blinds, shades, awnings or other forms of inside or outside window ventilators or similar devices, shall not be placed in or about the outside windows in the Premises except to the extent, if any, that the character, shape, color, material and make thereof is first approved by the Landlord.

          Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Property only at reasonable times and in the manner reasonably designated by Landlord, and always at the Tenant's sole responsibility and risk. Landlord may impose reasonable charges for use of freight elevators after or before normal business hours. All damage done to the Property by Tenant's moving or maintaining such furniture, freight or articles shall be repaired by Landlord at Tenant's expense. Landlord may inspect items brought into the Property or Premises with respect to weight or dangerous nature. Landlord may require that all furniture, equipment, cartons and similar articles removed from the Premises or the Property be listed and a removal permit therefor first be obtained from Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Property, any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Tenant shall not cause any item to remain in or obstruct in any way, any lobby, corridor, sidewalk, passageway, entrance, exit, hall, stairway, shipping area, or other such area. Tenant shall move all supplies, furniture and equipment as soon as received directly to the Premises, and shall move all such items and waste (other than waste customarily removed by Property employees) that are at any time being taken from the Premises directly to the areas designated for disposal. Any hand-carts used at the Property shall have rubber wheels.

          Tenant shall not overload any floor or part thereof in the Premises, or the Property, including any public corridors or elevators therein bringing in or removing any large or heavy articles, and Landlord may direct and control the location of safes and all other heavy articles and require supplementary supports at Tenant's expense of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

          Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant. Tenant, upon termination of its tenancy, shall deliver to the Landlord all keys of offices, rooms and toilet rooms which have been furnished Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished shall pay Landlord therefor.

          If Tenant desires signal, communication, alarm or other utility or similar service connections installed or changed, Tenant shall not install or change the same without the prior approval of Landlord, and then only under Landlord's direction at Tenant's expense. Tenant shall not install in the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord's prior approval, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in the Premises, taking into account the capacity of electric wiring in the Property and the Premises and the needs of tenants of the Property, and shall not in any event connect a greater load than such safe capacity.

          Tenant shall not obtain for use upon the Premises ice, drinking water, towel, janitor and other similar services, except from Persons approved by the Landlord. Any Person engaged by Tenant to provide janitor or other services shall be subject to direction by the manager or security personnel of the Property.

          The toilet rooms, urinals, wash bowls and other such apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this Rule shall be borne by the tenant who, or whose employees or invitees shall have caused it.

          The janitorial closets, utility closets, telephone closets, broom closets, electrical closets, storage closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by tenants, or their contractors, agents, employees, or other parties without Landlord's prior written consent.

          Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur (except in connection with occasional social or business events conducted in the Premises which do not violate any Laws nor bother or annoy any other tenants).

          Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any article or material to or from other tenants or occupants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premises unless ordinarily embraced within the Tenant's use of the Premises specified in the Lease.

          Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate reasonably with Landlord to assure the most effective and energy efficient operation of the Property and shall not allow the adjustment (except by Landlord's authorized Property personnel) of any controls. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are openable may be opened with Landlord's consent. As a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord, Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

          Tenant shall conduct no auction, fire or "going out of business sale" or bankruptcy sale in or from the Premises, and such prohibition shall apply to Tenant's creditors.

          Tenant shall cooperate and comply with any reasonable safety or security programs, including fire drills and air raid drills, and the appointment of "fire wardens" developed by Landlord for the Property, or required by Law. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises.

          Tenant will comply with all municipal, county, state, federal or other government laws, statutes, codes, regulations and other requirements, including without limitation, environmental, health, safety and police requirements and regulations respecting Tenant's use of the Premises, now or hereinafter in force, at its sole cost, and will not use the Premises for any immoral purposes.

          Tenant shall not (i) carry on any business, activity or service except those ordinarily embraced within the permitted use of the Premises specified in the Lease and more particularly, but without limiting the generality of the foregoing, shall not (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical or other waves which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property or elsewhere, (viii) bring or permit any bicycle or other vehicle, or dog (except in the company of a disabled person or except where specifically permitted) or other animal or bird in the Property, (ix) make or permit objectionable noise or odor to emanate from the Premises, (x) do anything in or about the Premises tending to create or maintain a nuisance, (xi) throw or permit to be thrown or dropped any article from any window or other opening in the Property, (xii) use or permit upon the Premises anything that will invalidate or increase the rate of insurance on any policies of insurance now or hereafter carried on the Property or violate the certificates of occupancy issued for the premises or the Property, (xiii) use the Premises for any purpose, or permit upon the Premises anything, that may be dangerous to persons or property (including but not limited to flammable oils, fluids, paints, chemicals, firearms or any explosive articles or materials) nor (xiv) do or permit anything to be done upon the Premises in any way that unreasonably disturbs any other tenant at the Property or the occupants of neighboring property.

          The following Rules shall apply to the Building's parking facilities:

            Parking shall be available in areas designated generally for tenant parking, for such daily or monthly charges as Landlord may establish from time to time. In all cases, parking for Tenant and its employees and visitors shall be on a "first come, first served," unassigned basis, with Landlord and other tenants at the Property, and their employees and visitors, and other Persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same, all subject to these Rules, as the same may be amended or supplemented, and applied on a non-discriminatory basis. Notwithstanding the foregoing to the contrary, Landlord reserves the right to assign specific spaces, and to reserve spaces for visitors, small cars, handicapped individuals, and other tenants, visitors of tenants or other Persons, and Tenant and its employees and visitors shall not park in any such assigned or reserved spaces (except that Tenant's employees and visitors who are disabled may park in spaces reserved for use by handicapped people and Tenant's visitors may park in spaces reserved for use by visitors). Landlord may restrict or prohibit full size vans and other large vehicles.

            In case of any violation of these provisions, Landlord may refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Property without liability whatsoever, at such violator's risk and expense. Landlord reserves the right to close all or a portion of the parking areas or facilities in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement, or any other reason beyond Landlord's reasonable control. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant's sole recourse. Tenant acknowledges that such parking areas or facilities may be operated by an independent contractor not affiliated with Landlord, and Tenant acknowledges that in such event, Landlord shall have no liability for claims arising through acts or omissions of such independent contractor, if such contractor is reputable.

            Tenant shall have access to the parking garage 24 hours a day, 7 days a week (subject to Landlord's reserved rights and Force Majeure). Cars must be parked entirely within the stall lines, and only small cars may be parked in areas reserved for small cars; all directional signs and arrows must be observed; the speed limit shall be 5 miles per hour; spaces reserved for handicapped parking must be used only by vehicles properly designated; every parker is required to park and lock his own car; washing, waxing, cleaning or servicing of any vehicle is prohibited; parking spaces may be used only for parking automobiles; parking is prohibited in areas: (a) not striped or designated for parking, (b) aisles, (c) where "no parking" signs are posted, (d) on ramps, and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.

          Tenant shall not use any draperies or other window coverings instead of or in addition to the Building standard window coverings designated and approved by Landlord for exclusive use throughout the Property.

          Landlord may require that all persons who enter or leave the Property identify themselves to watchmen, by registration or otherwise. Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Property. Tenant shall assume full responsibility for protecting the Premises, including keeping all doors to the Premises locked after the close of business.

          Tenant shall not use the freight or passenger elevators, loading docks or receiving areas of the Property except in accordance with reasonable regulations for their use established by Landlord.

          In no event shall Tenant allow its employees to use the public areas of the Property (including restrooms) as smoking areas.

    EXHIBIT A

    (Floor plan(s) showing Premises cross-hatched)

    (see attached)

    EXHIBIT B

    TENANT FINISH-WORK: ALLOWANCE
    (Tenant Performs the Work)

  Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Premises in their "AS-IS" condition on the date that this Lease is entered into and Landlord shall not be required to perform any base building work. Provided Tenant complies with the requirements of this Lease and the Sub-Sublease, Landlord and Tenant contemplate that the Work (as defined in this Exhibit B) will be performed in 2009, notwithstanding the 2013 Commencement Date of this Lease. With respect to the Work, compliance with this Lease shall not necessarily constitute compliance with the requirements of the Sub-Sublease and vice versa.

  Working Drawings.

    Preparation and Delivery. Tenant shall provide to Landlord for its approval final architectural and MEP working drawings, prepared by a design consultant reasonably acceptable to Landlord (the "Architect"), of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Laws. Landlord hereby approves VOA as the Architect.

    Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within ten (10) business days after Tenant's submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall promptly revise such working drawings in accordance with Landlord's objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within five (5) business days after its receipt thereof. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord. If Landlord fails to notify Tenant that it disapproves of the initial working drawings within ten (10) business days (or, in the case of resubmitted working drawings, within five (5) business days) after the submission thereof, then Landlord shall be deemed to have approved the working drawings in question.

  Landlord's Approval; Performance of Work. If any of Tenant's proposed construction work will affect the Building's structure or the Building's Systems and Equipment, then the working drawings pertaining thereto must be approved by the Building's engineer of record, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord's approval of such working drawings shall not be unreasonably withheld, conditioned or delayed, provided that (a) they comply with all Laws, (b) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building's structure or the Building's Systems and Equipment, the exterior appearance of the Building, or the appearance of the common area, (c) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (d) the improvements depicted thereon conform to the rules and regulations reasonably promulgated from time to time by Landlord for the construction of tenant improvements. As used herein, "Working Drawings" shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "Work" shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a result of the improvements indicated by the Working Drawings. Landlord's approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord's request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Tenant shall cause the Work to be performed in accordance with the Working Drawings.

  Contractors; Performance of Work. The Work shall be performed only by licensed contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant may competitively bid all construction work. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before the Work is commenced. The Work shall be performed in a good and workmanlike manner free of defects, shall substantially conform with the Working Drawings, and shall be performed in such a manner and at such times as and not to interfere with or delay Landlord's other contractors, the operation of the Building, and the occupancy thereof by other tenants. All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with the Work (e.g., elevators, excess electricity, etc.). All contractors shall be required to follow Landlord's rules and regulations for construction in the Building and Landlord may require that, prior to performing any work in the Building, each contractor execute a copy of Landlord's rules to evidence such contractor's agreement to so comply.

  Construction Contracts.

    Tenant's General Contractor. Tenant shall enter into a construction contract with a general contractor selected by Tenant (and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed), which shall comply with the provisions of this Section 5 and provide for, among other things, (i) a one-year warranty for all defective Work to the extent customarily available; (ii) a requirement that Tenant's Contractor maintain insurance in accordance with Landlord's insurance requirements; (iii) a requirement that the contractor perform the Work in substantial accordance with the Working Drawings and in a good and workmanlike manner; (iv) a requirement that the contractor is responsible for daily cleanup work and final clean up (including removal of debris); and (v) those items described in Section 5.(b) (collectively, the "Approval Criteria"). Landlord shall have three business days to notify Tenant whether it approves the proposed construction agreements. If Landlord disapproves of the proposed construction agreements, then it shall specify in reasonable detail the reasons for such disapproval, in which case Tenant shall revise the proposed construction agreements to correct the objections and resubmit them to Landlord promptly thereafter, following which Landlord shall have two (2) business days to notify Tenant whether it approves the revised construction agreements. If Landlord fails to notify Tenant that it disapproves of the construction agreements within three (3) business days after the initial construction agreements or two (2) business days after the revised construction agreements (as the case may be) are delivered to Landlord, then Landlord shall be deemed to have approved the construction agreements.

    All Construction Contracts. Unless otherwise agreed in writing by Landlord and Tenant, each of Tenant's construction contracts shall: (i) provide a schedule and sequence of construction activities and completion reasonably acceptable to Landlord, (ii) require the contractor and each subcontractor to name Landlord, Landlord's property management company, and Tenant as additional insured on such contractor's insurance maintained in connection with the construction of the Work, (iii) be assignable following a Default by Tenant under the Lease to Landlord and Landlord's Holder, and (iv) contain at least a one-year warranty for all workmanship and materials.

  Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord) (i) the Building's structure or the Building's Systems and Equipment, (ii) the exterior appearance of the Building, or (iii) the appearance of the common area, or (b) if any such requested change might delay the Commencement Date, Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Work, furnish Landlord with an accurate architectural "as-built" plan of the Work as constructed (in CAD format), which plan shall be incorporated into this Exhibit B by this reference for all purposes. If Tenant requests any changes to the Work described in the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change shall be added to the Total Construction Costs.

  Definitions. As used herein "Substantial Completion," "Substantially Completed," and any derivations thereof mean the Work in the Premises is substantially completed (as reasonably determined by Landlord) in accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration, and mechanical adjustments remain to be completed.

  Walk-Through; Punchlist. When Tenant considers the Work in the Premises to be Substantially Completed, Tenant will notify Landlord and within three (3) business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his or her agreement on punchlist items. Tenant shall use reasonable efforts to cause the contractor performing the Work to promptly complete all punchlist items.

  Excess Costs. The entire cost of performing the Work (including design of the Work and preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, data cabling costs, related taxes and insurance costs, and the construction supervision fee referenced below, all of which costs are herein collectively called the "Total Construction Costs") in excess of the Construction Allowance (hereinafter defined) shall be paid by Tenant. Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly execute a work order agreement which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance.

  Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed 75% of $22.00 per rentable square foot of the Premises, being $16.50 per rentable square foot in the Premises (i.e. $1,046,133.00) (the "Construction Allowance") to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. The Construction Allowance may not be used to pay for moving costs or costs of purchasing and installing Tenant's telephone switch. No advance of the Construction Allowance shall be made by Landlord until Tenant has first paid to the contractor from its own funds (and provided reasonable evidence thereof to Landlord) the anticipated amount by which the projected Total Construction Costs exceed the amount of the Construction Allowance. Thereafter, Landlord shall pay to Tenant the Construction Allowance in multiple disbursements (but not more than once in any calendar month) following the receipt by Landlord of the following items: (a) a request for payment with sworn statements of owner (tenant) and contractor, (b) final or partial lien waivers, as the case may be, from all persons performing work or supplying or fabricating materials for the Work, fully executed, acknowledged and in recordable form, (c) the Architect's certification that the Work for which reimbursement has been requested has been finally completed, including (with respect to the last application for payment only) any punch-list items, on the appropriate AIA form or another form approved by Landlord, (d) confirmation in the form of a certificate from Tenant that the Sub-Sublease is in full force and effect and that Tenant is not in material default thereunder beyond applicable periods of notice and cure, and, with respect to the disbursement of the last 10% of the Construction Allowance, (w) "as built" drawings in both paper and AutoCad format; (x) the permanent certificate of occupancy issued for the Premises or other evidence of governmental approval of the Work acceptable to Landlord in Landlord's reasonable discretion, (y) Tenant's occupancy of the Premises, and (z) an estoppel certificate confirming such factual matters as Landlord or Landlord's Mortgagee may reasonably request (collectively, a "Completed Application for Payment"). Landlord shall pay the amount requested in the applicable Completed Application for Payment to Tenant within thirty (30) days following Tenant's submission of the Completed Application for Payment. If, however, the Completed Application for Payment is incomplete or incorrect, Landlord's payment of such request shall be deferred until thirty (30) days following Landlord's receipt of the Completed Application for Payment. Notwithstanding anything to the contrary contained in this Exhibit, Landlord shall not be obligated to make any disbursement of the Construction Allowance during the pendency of any of the following: (1) Landlord has received written notice of any unpaid claims relating to any portion of the Work or materials in connection therewith, other than claims which will be paid in full from such disbursement, (2) there is an unbonded lien outstanding against the Building or the Premises or Tenant's interest therein by reason of work done, or claimed to have been done, or materials supplied or specifically fabricated, claimed to have been supplied or specifically fabricated, to or for Tenant or the Premises, (3) the conditions to the advance of the Construction Allowance are not satisfied, or (4) a Default by Tenant exists. The Construction Allowance must be used (i.e work performed and invoices submitted to Landlord) within six (6) months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto. The Construction Allowance must be used on Work to performed within the Premises and may not be used to pay for furniture, fixtures or equipment, HOWEVER, notwithstanding the foregoing, Tenant may use a portion of the Construction Allowance, not to exceed an amount equal to two dollars ($2.00) per rentable square foot of the Premises, to pay expenses incurred in connection with Tenant's move into the Premises.

  Construction Management. Landlord or its agent shall provide construction oversight for the Work and coordinate the relationship between the Work, the Building and the Building's Systems and Equipment. In consideration for Landlord's construction supervision services, Tenant shall pay to Landlord a construction supervision fee in the amount of ten thousand dollars ($10,000.00), which amount shall (with respect to Tenant's initial buildout) be in lieu of any fee applicable to Alterations under Article 6 of the Lease. In addition, Tenant shall pay or reimburse Landlord for Landlord's actual out of pocket costs for dock, hoisting, union overtime, and for third party consultants utilized by Landlord or Landlord's management agent in connection with supervision of the Work. Landlord shall reasonably cooperate with Tenant's move in to the Building and delivery of supplies and materials in accordance with Sections 5(E) and 5(G) of the Lease with respect to freight elevator and loading dock usage.

  Construction Representatives. Landlord's and Tenant's representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

  Landlord's Representative: Jones Lang LaSalle
  200 East Randolph Drive, Suite 5135
  Chicago, Illinois 60601
  Attention: Mike Lyons
  Telephone: 312-228-8200
  Telecopy: 312-228-1611

  Tenant's Representative: David Mucha
  Federal Home Loan Bank of Chicago
  111 East Wacker Drive, Suite 800
  Chicago, Illinois 60601
  Telephone: 312-552-2757
  Telecopy: 312-565-5747

  Miscellaneous. To the extent not inconsistent with this Exhibit, Articles 6 and 11 of this Lease shall govern the performance of the Work and Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.

  Refurbishment Allowance. In the event that Tenant does not exercise Tenant's Contraction Option provided by Article 35 of the Lease, Landlord shall provide Tenant a refurbishment allowance ("Refurbishment Allowance") to be used for alterations to the Premises, including, without limitation, new paint and carpet (but not furniture, fixtures or equipment) in the amount of $5.50 per rentable square foot in the Premises (i.e. $348,711.00). The Refurbishment Allowance shall be paid to Tenant in calendar year 2014 for Work performed from and after June 15, 2012 in the same manner as the Construction Allowance as provided hereinabove, provided that Sublease requirements and the requirement to pay a $10,000 supervision fee as provided in Section 11 above shall no longer be applicable in 2014 (but Article 6 of the Lease shall be applicable).

  Disabilities Acts. Landlord and Tenant acknowledge that, in accordance with the provisions of the Americans with Disabilities Act of 1990, Pub. Law 101-336, U.S.C. 12101 et. seq. (together with the Accessibility Guidelines and all regulations promulgated thereunder, the "ADA"), responsibility for compliance with the terms and conditions of Title III of the ADA may be allocated as between Landlord and Tenant. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant agree that the responsibility for compliance with the ADA shall be allocated as follows: (i) Tenant shall be responsible for the compliance with the provisions of Title III of the ADA with respect to the construction by or on behalf of Tenant of alterations within the Premises, or if such compliance is necessitated by the composition of Tenant's work force, provided Landlord consents to such alterations. In the event Landlord refuses to consent to the construction of alterations, the purpose of which is compliance with Title III of the ADA, then, in such case, Landlord shall perform, at its expense, such alterations to the extent necessary to comply with Title III of the ADA; (ii) Landlord shall be responsible for compliance with the provisions of Title III of the ADA in providing all tenant improvements required of Landlord under this Lease, exclusive, however, of any tenant improvements constructed by Landlord strictly in accordance with Tenant generated plans and specifications; (iii) Landlord shall be responsible for compliance with the provisions of Title III of the ADA with respect to the exterior of the Building, parking areas, sidewalks and walkways, and any and all areas appurtenant thereto, together with all common areas of the Building not included within the Premises. Landlord and Tenant each agree to indemnify and hold each other harmless from and against any claims, damages, costs, and liabilities arising out of Landlord's or Tenant's failure or alleged failure, as the case may be, to comply with Title III of the ADA as set forth above, which indemnification obligation shall survive the expiration or termination of this Lease. Landlord and Tenant each agree that the allocation of responsibility for ADA compliance shall not require Landlord or Tenant to supervise, monitor, or otherwise review the responsibilities for ADA compliance as set forth herein. The allocation of responsibility for ADA compliance between Landlord and Tenant, and the obligations of Landlord and Tenant established by such allocations, shall supersede any other provisions of the Lease that may contradict or otherwise differ from the requirements of this Section.

exhibit c

prohibited uses

The use of any portion of the Premises for consumer banking services by way of automatic teller machines and other electronic devices which, as part of a network or service (such as, for example, Cash Station, or NOW), accept deposits or dispense cash, coupons, certificates, tickets, documents or other items of value at the time of usage or which facilitate the transfer of funds from customer's banking accounts.

The use of the Premises as a call center or for telemarketing.

Notwithstanding anything to the contrary contained in the Lease, in no event may Tenant display exterior signage at the Building using the name HP (Hewlett Packard), Intel, Oracle, SCO, Apple, IBM, Sun Microsystems, Google, Yahoo, Red Hat or Time Warner, or any of their successor companies.

exhibit D

OPTION TO EXTEND

Tenant is hereby granted the option ("Extension Option") to extend the term of the Lease for one (1) period of five (5) Lease Years ("Extension Term"). The Extension Option may be exercised only by giving Landlord irrevocable and unconditional written notice thereof no earlier than eighteen (18) months and no later than twelve (12) months prior to the commencement of the Extension Term. Tenant may not exercise the Extension Option if Tenant is in default under the Lease beyond the expiration of any applicable cure period either at the date of said notice or at any time thereafter prior to commencement of the Extension Term. Upon exercise of the Extension Option, all references in the Lease to the Term shall be deemed to be references to the Term as extended pursuant to the Extension Option.

The Extension Term shall be on the same terms, covenants and conditions as are contained in the Lease, except that (i) no additional extension option shall be conferred by the exercise of the Extension Option, (ii) Base Rent applicable to the Premises for the Extension Term shall be determined as provided below, and (iii) any initial rent abatement, concession or allowance which are in the nature of economic concessions or inducements shall not be applicable to any Extension Term. In addition to Base Rent, Tenant shall pay Additional Rent, and other Rent during the Extension Term as provided in this Lease.

Base Rent per annum per rentable square foot of the Premises for the Extension Term shall be one hundred percent (100%) of the Current Market Rate for lease terms commencing on or about the date of commencement of the Extension Term. The term "Current Market Rate" means the prevailing net rental rate per rentable square foot under office lease renewals recently executed for comparable space in first class office buildings comparable to the Building and located in the East Loop area of Chicago. The determination of Current Market Rate shall take into consideration that this is a net lease; any differences in the size of space being leased, the location of space in the building and the length of lease terms; any differences in definitions of rentable square feet or rentable area with respect to which rental rates are computed; the value of rent abatements, allowances (for demolition, space planning, architectural and engineering fees, construction, moving expenses or other purposes), the creditworthiness of Tenant; and other pertinent factors. The Current Market Rate may include an escalation of a fixed net rental rate (based on a fixed step or index) then prevailing in the market.

Within thirty (30) days after receipt of Tenant's notice to extend Landlord shall deliver to Tenant written notice of the Current Market Rate and shall advise Tenant of the required adjustment to Base Rent, if any.

Tenant shall, within fifteen (15) days after receipt of Landlord's notice, notify Landlord in writing whether Tenant (a) accepts Landlord's determination of the Current Market Rate; (b) rejects Landlord's determination of the Current Market Rate, or (c) requests that the Current Market Rate be determined by an appraiser ("Arbitration Request"). If Tenant rejects Landlord's determination, Tenant's exercise of the Extension Option granted herein shall be deemed revoked and of no further force of effect. If Tenant requests that the Current Market Rate be determined by an appraiser, Landlord and Tenant, within ten (10) days after the date of the Arbitration Request, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Current Market Rate (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then Current Market Rate shall be the average of the two Estimates. If the Current Market Rate is not resolved by the exchange of Estimates, Landlord and Tenant, within seven (7) days after the exchange of Estimates, shall each select a appraiser to determine which of the two Estimates more closely reflects the Current Market Rate. Each appraiser so selected shall be certified as an MAI appraiser and shall have had at least five (5) years experience within the previous ten (10) years as a real estate appraiser working in the Chicago Loop market, with working knowledge of current office rental rates and practices. For purposes of this Lease, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar). Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates more closely reflects the Current Market Rate. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Current Market Rate. If either Landlord or Tenant fails to appoint an appraiser within the seven day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Current Market Rate within the twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two (2) appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the third appraiser shall make his determination of which of the two Estimates more closely reflects the Current Market Rate and such Estimate shall be binding on both Landlord and Tenant as the Current Market Rate. The parties shall share equally in the costs of the third appraiser. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert. In the event that the Current Market Rate has not been determined by the commencement date of the Extension Term, Tenant shall pay the most recent Base Rent set forth in the Lease until such time as the Current Market Rate has been determined. Upon such determination, Base Rent shall be retroactively adjusted. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within thirty (30) days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments until the entire amount of such overpayment has been credited against Base Rent.

Tenant must timely exercise the Extension Option or the Extension Option shall terminate. Tenant's exercise of the Extension Option shall not operate to cure any default by Tenant of any of the terms or provisions in the Lease, nor to extinguish or impair any rights or remedies of Landlord arising by virtue of such default. If the Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the Extension Option, then immediately upon such termination, the Extension Option shall simultaneously terminate and become null and void. The Extension Option is personal to Tenant.

exhibit E

COMMENCEMENT DATE CONFIRMATION

______________, 200_

__________________________

__________________________

__________________________

__________________________

Re: Lease Agreement (the "Lease") dated _____________, 200__, between

Wells REIT - Chicago Center Owner, LLC ("Landlord"), and Federal Home Loan Bank of Chicago ("Tenant"). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1. Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects. Landlord has fulfilled all of its duties under the Lease.

2. Commencement Date. The Commencement Date of the Lease is December 11, 2013.

3. Expiration Date. The Term is scheduled to expire on December 31, 2024.

4. Contact Person. Tenant's contact person in the Premises is:

_____________________________

_____________________________

_____________________________

Attention: ____________________

Telephone: ____- ___-_____

Telecopy: ____- ___-_____

5. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (a) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the Laws of the State of Illinois.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

Jones Lang LaSalle (Illinois), L.P. on behalf of

Wells REIT - Chicago Center Owner, LLC

By:

Name:

Title:

Agreed and accepted:

Federal Home Loan Bank of Chicago

By:

Name:

Title:

exhibit F

JANITORIAL SPECIFICATIONS

See attached.

exhibit G

FORM OF CURRENT HOLDER'S SNDA

See attached.

exhibit H

FORM OF CONSENT TO SUB-SUBLEASE

See attached.

EXHIBIT I

CONTRACTION SPACE LOCATION OPTIONS

See attached.